As filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 333- 232017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	5141	11-3820796
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code	Identification Number)

9841 Washingtonian Blvd., #390

Gaithersburg, MD 20878

(301) 329-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anshu Bhatnagar, Chief Executive Officer

Verus International, Inc.

9841 Washingtonian Blvd., #390

Gaithersburg, MD 20878

(301) 329-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nazia J. Khan, Esq.

Andrea Cataneo, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Phone: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Each Class of Securities to be Registered (1)	to be Registered	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.000001 per share	594,253,333	$0.0117	$6,952,764	$842.67
Common Stock, par value $0.000001 per share (3)	580,000,000	$0.0117	$6,786,000	$822.46
Total	1,174,253,333	$0.0117	$13,738,764	$1,665.14	*

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended using the average of the high and low prices as reported on The OTC Pink tier of the OTC Markets on May 31, 2019.

(3)	Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock offered by the selling stockholders.

*	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION

Dated August 1, 2019

1,174,253,333 Shares of Common Stock

This prospectus relates to the resale by certain selling stockholders of Verus International, Inc., a Delaware corporation (the “Company”) identified in this prospectus of up to 1,174,253,333 shares of our common stock, par value $0.000001 per share (“Common Stock”), including 594,253,333 outstanding shares of Common Stock and 580,000,000 shares of Common Stock issuable upon exercise of outstanding warrants (collectively, the “Resale Shares”). All of the Resale Shares were initially purchased from the Company in private placement transactions and are being offered for resale by the selling stockholders only. For a description of the transactions pursuant to which this resale registration statement relates, please see “Recent Sales of Unregistered Securities.”

The Resale Shares may be sold by the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The prices at which the selling stockholders may sell the Resale Shares will be determined by the prevailing market price for shares of the Company’s Common Stock or in privately negotiated transactions. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.

We will bear all costs relating to the registration of the Resale Shares, other than any selling stockholders legal or accounting costs or commissions.

Our Common Stock is presently quoted on the OTCQB under the symbol “VRUS.” The closing price of our Common Stock on July 31, 2019, as reported by the OTCQB , was $0.026 per share.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the sub-section titled “Emerging Growth Company Status” in the Prospectus Summary section of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2019.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the Risk Factors and the financial statements and related notes included in this prospectus.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “Verus” or the “Registrant” refer to Verus International, Inc., a Delaware corporation, and its subsidiaries.

Overview

Until July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). We entered into a Contribution and Spin-off Agreement (the “Spin-Off Agreement”) with NestBuilder.com Corp., a Nevada corporation (“NestBuilder”), on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc. (“Verus Foods”), an international supplier of consumer food products, are focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, in 2017, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical. During 2018, we added cold-storage facilities, and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuffs with the goal to create vertical farm-to-market operations. We have also begun to explore new consumer packaged goods non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant concentration of our business in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), especially in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates (“UAE”), Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait.

In addition to the foregoing, on April 25, 2019, we acquired all of the outstanding capital stock of Big League Foods, Inc. (“Big League”). Upon the closing of such acquisition, Big League became our wholly-owned subsidiary and we acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams.

Competitors

In the branded product space, we compete with The Savola Group and Almarai which are based in Saudi Arabia; Americana Quality which is based in Kuwait; and Al Islami Foods which is based in the UAE. In addition to the foregoing, we also compete with recognized international brands from multi-line companies such as Nestle and Mondelez International. We believe our competitive advantages include, among other things, our ability to offer both Verus Foods-branded products along with products from other brands and our focus on the regional sensitivities and dietary requirements of the markets we export products to.

Corporate History

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

We entered into the Spin-Off Agreement whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time.

Effective October 16, 2018, we changed our name from RealBiz Media Group, Inc. to Verus International, Inc. and our ticker symbol to “VRUS”.

Our address is 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878, our telephone number is (301) 329-2700 and our website is www.verusfoods.com. The information on our website is not a part of this prospectus.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have taken advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

THE OFFERING

On February 8, 2019, we entered into a securities purchase agreement with an accredited investor (the “First Investor”), whereby we issued and sold an 8% convertible promissory note in the original principal amount of $1,250,000 which note is convertible into shares of our Common Stock at a variable conversion price (the “First Note”) and a three-year warrant to purchase up to 925,925,925 shares of our Common Stock at a variable exercise price (the “First Warrant”). On May 30, 2019, we entered into a letter agreement pursuant to which the principal amount of the First Note together with interest accrued thereon was converted into an aggregate of 512,333,333 shares of Common Stock at a fixed conversion price of $0.0025 per share and the First Warrant was amended such that the First Warrant is exercisable for 500,000,000 shares of Common Stock at a fixed exercise price of $0.0025 per share.

On February 11, 2019, we entered into a securities purchase agreement with an accredited investor (the “Second Investor”), whereby we issued and sold an 8% convertible promissory note in the original principal amount of $200,000 which note is convertible into shares of our Common Stock at a variable conversion price (the “Second Note” and together with the First Note, the “Notes”) and a three-year warrant to purchase up to 148,148,148 shares of our Common Stock at a variable exercise price (the “Second Warrant” and together with the First Warrant, the “Warrants”). On May 30, 2019, we entered into a letter agreement pursuant to which the principal amount of the Second Note together with interest accrued thereon was converted into an aggregate of 81,920,000 shares of Common Stock at a fixed conversion price of $0.0025 per share and the Second Warrant was amended such that the Second Warrant is exercisable for 80,000,000 shares of Common Stock at a fixed exercise price of $0.0025 per share.

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 594,253,333 shares of our Common Stock and 580,000,000 shares of our Common Stock issuable upon exercise of the Warrants.

Common stock offered by selling stockholders:	1,174,253,333 shares which includes 594,253,333 outstanding shares of Common Stock and 580,000,000 shares of Common Stock issuable upon exercise of the Warrants.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	2,290,449,898.

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders; however, we will receive the proceeds from any cash exercise of warrants.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Symbol on OTCQB :	VRUS

The number of shares of Common Stock to be outstanding immediately after this offering is based on 2,290,449,898 shares of Common Stock outstanding as of July 24 , 2019 and excludes:

●	623,705,000 shares of Common Stock issuable upon the exercise of warrants (excluding warrants covered by this prospectus) with a weighted average exercise price of $0.003 per share.

●	44,570,101 shares of Common Stock issuable upon conversion of 44,570,101 shares of Series A Convertible Preferred Stock and 43,080,100 shares of Common Stock issuable upon conversion of 430,801 shares of Series C Convertible Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

We have no history of profitability.

We commenced operations in 1994 and to date have not generated any profit. We do not have a significant operating history which would provide you with meaningful information about our past or future operations. The Company has not yet achieved positive cash flow on a monthly basis during any fiscal year including the current fiscal year ended October 31, 2018 and there is significant risk to the survival of the Company.

There is substantial doubt about our ability to continue as a going concern.

We had net losses of $2,842,292 and $1,278,209 for the years ended October 31, 2018 and 2017, respectively. We had net income of $2,164,614 and $1,826,134 for the three and six months ended April 30, 2019, respectively. Furthermore, we had a working capital deficit of $1,573,851 and $ 242,534 for the year ended October 31, 2018 and for the quarter ended April 30 , 2019, respectively. Since the financial statements were prepared assuming that we would continue as a going concern, these conditions coupled with our current liquidity position raise substantial doubt about our ability to continue as a going concern. Furthermore, since we are pursuing new products and services, this diminishes our ability to accurately forecast our revenues and expenses. We expect that our ability to continue as a going concern depends, in large part, on our ability to generate sufficient revenues, limit our expenses and/or obtain necessary financing. If we are unable to generate sufficient revenues, limit our expenses and/or obtain necessary financing, we may be forced to curtail or cease operations.

We will require additional financing in the future to fund our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

Our indebtedness and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.

Our existing indebtedness may adversely affect our operations and limit our growth, and we may have difficulty repaying our debt when due. If market or other economic conditions deteriorate, our ability to comply with covenants contained in our debt instruments may be impaired. If we violate any of the restrictions or covenants set forth in our debt instruments, all or a significant portion of our indebtedness may become immediately due and payable. Our inability to make payments on our indebtedness when due may have a material adverse effect on our operations and financial condition.

We depend on a small number of customers and the loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

For the year ended October 31, 2018, approximately 84% of accounts receivable were concentrated with six customers and approximately 64% of revenues were concentrated with five customers, all of which customers are located outside United States. We expect that our top six and five customers will begin to account for a less significant portion of our accounts receivable and revenues, respectively, for the foreseeable future due to product expansion with different customers. For the year ended October 31, 2017, approximately 64% of accounts receivable were concentrated with four customers and approximately 60% of revenues were concentrated with four customers. The loss of one or more of our top four customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition.

Our reliance on distributors and retailers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors and retailers. Most of our distributors and retailers sell and distribute competing products and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors and retailers. There is a risk that the retailers and distributors that we engage may not adequately perform their functions by, among other things, failing to distribute our products or positioning our products in localities that may not be receptive to our products. Our ability to incentivize, motivate and retain distributors to manage and sell our products is affected by competition from other food companies that have greater resources than we do. To the extent that our distributors and retailers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, our sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect the distribution, marketing and sales activities related to our products.

Our ability to maintain and expand our distribution network and attract additional distributors and retailers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brand and products in a particular geographic location;
●	our ability to price our products at levels competitive with those of our competitors; and
●	our ability to deliver products in the quantity and at the time requested by distributors and retailers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution which could have a material adverse effect on our results of operation and financial condition.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, for seasonal promotions and in new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory, we may not be able to satisfy demand on a short-term basis. Alternatively, if we overestimate demand for our products, we may have too much inventory on hand, which may result in higher storage costs and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our brand and our relationship with our customers which would adversely affect our operating results and financial condition.

If we do not continually enhance our brand recognition, increase distribution of our products, attract new customers and introduce new products, either on a timely basis or at all, our business may suffer.

The food industry is subject to rapid and frequent changes in consumer demands. Because consumers in this industry are constantly seeking new products, our success relies heavily on our ability to continue to market new products. We may not be successful in introducing or marketing new products on a timely basis, if at all. If we are unable to commercialize new products, our revenue may not grow as expected, which would adversely affect our business, financial condition and results of operations.

Any damage to our brand or reputation could adversely affect our business, financial condition and results of operations.

We must protect and grow the value of our brand to continue to be successful in the future. Any incident that erodes consumer affinity for our brand could significantly reduce our value and damage our business. For example, negative third-party reports regarding our products, whether accurate or not, may adversely impact consumer perceptions. In addition, if we are forced, or voluntarily elect, to recall certain products, the public perception of the quality of our food may be diminished. We may also be adversely affected by news reports or other negative publicity, regardless of their accuracy, regarding other aspects of our business, such as public health concerns, illness and safety. This negative publicity could adversely affect our brand and reputation which would have a material adverse effect on our business and financial condition.

We have no long-term contracts with our customers which require our customers to purchase a minimum amount of our products. The absence of long-term contracts could result in periods during which we must continue to pay costs and service indebtedness without revenues.

We do not have long-term contacts with our customers which require our customers to purchase a minimum amount of our products. Accordingly, we could have periods during which we have no or limited orders for our products, which will make it difficult for us to operate as we will have to continue paying our expenses and servicing our debt. We cannot provide assurance that we will be able to timely locate new customers, if at all. The periods in which we have no or limited purchase orders for our products could have a material adverse effect on our business and financial condition.

Severe weather conditions and natural disasters may affect manufacturing facilities and distribution activities which may negatively impact the operating results of our business.

Severe weather conditions and natural disasters, such as fires, floods, droughts, frosts, hurricanes, earthquakes and tornadoes may curtail or prevent the manufacturing or distribution of our products which may have a material adverse effect on our results of operation or financial condition.

Our international operations expose us to regulatory, economic, political and social risks in the countries in which we operate.

The international nature of our operations involves a number of risks, including changes in U.S. and foreign regulations, tariffs, taxes and exchange controls, economic downturns, inflation and political and social instability including retaliation, war, and civil unrest in the countries in which we operate. Moreover, consumers in different countries may have varying tastes, preferences and nutritional opinions. We cannot be certain that we will be able to enter and successfully compete in additional foreign markets or that we will be able to continue to compete in the foreign markets in which we currently operate.

Doing business outside the United States requires us to comply with the laws and regulations of the U.S. government and various foreign jurisdictions, which place restrictions on our operations, trade practices, partners and investment decisions. In particular, our operations are subject to U.S. and foreign anti-corruption and trade control laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act (“FCPA”) and the Export Sales Reporting Program. The FCPA prohibits us from providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. Our continued expansion outside the United States and our development of new partnerships and joint venture relationships worldwide could increase the risk of FCPA violations in the future. We have operations and deal with governmental clients in countries known to experience corruption, including certain emerging countries in the Middle East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or third parties that we engage that could be in violation of various laws including the FCPA and other anti-corruption laws, even though these parties are not always subject to our control. As a result of doing business in foreign countries and with foreign partners, we are exposed to a heightened risk of violating anti-corruption laws. In addition, we are subject to the Export Sales Reporting Program which monitors U.S. agricultural export sales on a daily and weekly basis, and we must comply with The Office of Foreign Assets Control trade sanctions. Violations of anti-corruption, export and other regulations we may be subject to may be punishable by civil penalties, including fines, denial of export privileges, injunctions and asset seizures as well as criminal fines and imprisonment.

Disruptions in the worldwide economy may adversely affect our business, financial condition and results of operations.

Adverse and uncertain economic conditions may impact distributor, retailer and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, distributors, retailers and consumers may suffer. Consumers may shift to purchasing lower-priced products during economic downturns, making it more difficult for us to sell our premium products. During economic downturns, it may be more difficult to persuade existing consumers to continue to use our brand or persuade new consumers to select our brand without price promotions. Furthermore, during economic downturns, distributors and retailers may reduce their inventories of our products. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our results of operation and financial condition.

We purchase substantially all of our food products from a limited number of regions and from a limited number of suppliers. Price increases and shortages in food products could adversely affect our operating results.

We purchase substantially all of our food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which we purchase could adversely affect our operating results if we were unable to fully offset the effect of these increased costs through price increases, and we can provide no assurance that we will be able to pass along such increased costs to our customers. Furthermore, if we cannot obtain sufficient food products or our suppliers cease to be available to us, we could experience shortages in our food products or be unable to meet our commitments to customers. Alternative sources of food products, if available, may be more expensive. Any such failure to supply or delay caused by our supplies may have a material adverse effect on our operating results.

Price increases may not be sufficient to cover increased costs, or may result in declines in sales volume due to price elasticity in the marketplace.

We may be able to pass some or all input costs to our customers by increasing the selling price of our products or decreasing the size of our products; however, higher product prices or decreased product sizes may also result in a reduction in sales volume and/or consumption. If we are not able to increase our selling prices or reduce product sizes sufficiently, or in a timely manner, to offset increased input costs, including packaging, freight, direct labor, overhead and employee benefits, or if our sales volume decreases significantly, there could be a negative impact on our financial condition and results of operations.

We operate in a highly competitive industry.

The food industry is intensely competitive and consolidation in this industry continues. We face competition in the areas of brand recognition, taste, quality, price, advertising/promotion, convenience and service. A number of our competitors are larger than us and have substantial financial, marketing and other resources as well as substantial international operations. In addition, reduced barriers to entry and easier access to funding are creating new competition. Furthermore, in order to protect our existing market share or capture increased market share in this highly competitive environment, we may be required to increase expenditures for promotions and advertising, and must continue to introduce and establish new products. Due to inherent risks in the marketplace associated with advertising and new product introductions, including uncertainties about trade and consumer acceptance, increased expenditures may not prove successful in maintaining or enhancing our market share and could impact our operating results. In addition, we may incur increased credit and other business risks because we operate in a highly competitive environment.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and results of operations to suffer. In particular, as we grow, we need to make sure that our information technology systems are upgraded and integrated throughout our business and able to generate reports sufficient for management to run our business. In addition, our information technology systems may be vulnerable to damage, interruption or security breaches from circumstances beyond our control, including fire, natural disasters, system failures, cyber-attacks, corporate espionage, and viruses. Any such damage, interruption or security breach could have a material adverse effect on our business.

We may be subject to significant liability and may have to recall our products if the consumption of any food product manufactured or marketed by us causes injury, illness or death. Regardless of whether such claims against us are valid, they may be expensive to defend and may generate negative publicity, both of which could materially adversely affect our business, operating results and financial condition.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of bacterial contamination, foreign objects, substances, chemicals, other agents or residues introduced during production processes. Our food products may also be subject to product tampering, contamination or spoilage or be mislabeled or otherwise damaged which may result in a product recall.

We are dependent on our third-party manufacturers for compliance with rules and regulations with respect to production of many of our products. Although we believe that we and our manufacturers are in material compliance with all applicable laws and regulations, if the consumption of our products causes or is alleged to have caused an illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could material adverse effect on our business, results of operations and financial condition.

The food industry has been subject to a growing number of claims, including class action lawsuits based on the nutritional content of food products as well as disclosure and advertising practices. In the future we may face these types of claims and proceedings and, even if we are successful in defending these claims, publicity about these matters may harm our reputation and adversely affect our results. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations, which could have a material adverse effect on our performance. Furthermore, a significant judgment could materially and adversely affect our financial condition or results of operations.

Outbreaks of disease among livestock and poultry flocks could harm our revenues and operating margins.

As a supplier of meat products, we are subject to risks associated with the outbreak of disease in beef livestock and poultry flocks, including, but not limited to, avian influenza and bovine spongiform encephalopathy. The outbreak of disease could adversely affect our supply of raw materials, increase the cost of production and reduce operating margins. Additionally, the outbreak of disease may hinder our ability to market and sell products which could have a material adverse effect on our results of operations and financial condition.

We are dependent upon key personnel whose loss may adversely impact our business.

Our success materially depends upon the expertise, experience and continued service of our management and other key personnel, including, but not limited to, our current Chief Executive Officer, Anshu Bhatnagar. If we lose the services of Anshu Bhatnagar or any of other member of management, our business would be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our business plan is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We may fail to realize all of the anticipated benefits of the acquisition of Big League, such benefits may take longer to realize than expected or we may encounter significant difficulties integrating Big League’s business into our operations. If the acquisition does not achieve its intended benefits, our business, financial condition, and results of operations could be materially and adversely affected.

We believe that the acquisition of Big League will result in certain benefits, including certain cost synergies and operational efficiencies; however, to realize these anticipated benefits, the business of Big League must be successfully combined with our business. The combination of two independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of this acquisition to us. The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations.

The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

●	the diversion of management’s attention to integration matters;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combination;
●	difficulties in the integration of operations and systems; and
●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in increased costs, decreases in the amount of expected revenues, and additional diversion of management’s time and energy, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if the operations are integrated successfully, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration of our businesses. All of these factors could decrease or delay the expected accretive effect of the acquisition, and negatively impact our business, operating results, and financial condition. As a result, we cannot provide any assurance that the acquisition of Big League will result in the realization of the full benefits that we anticipate.

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements.

In connection with the audit of our consolidated financial statements as of and for the year ended October 31, 2018, we have concluded that there is a material weakness relating to our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Specifically, we identified a material weakness relating to the lack of segregation of duties due to the small size of our accounting staff. Although we need to take measures to fully mitigate such material weakness, the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our annual or interim consolidated financial statements. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. This failure could negatively affect the market price and trading liquidity of our Common Stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and materially and adversely impact our business and financial condition.

Certain provisions of the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Amended and Restated Bylaws (“Bylaws”) may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. Our Certificate of Incorporation authorizes us to issue up to 125,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our Common Stock, and therefore, reduce the value of our Common Stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our Certificate of Incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation, Bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the Bylaws without stockholder approval;
●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum; and
●	provide that special meetings of stockholders may be called only by our board.

Our management controls a large block of our voting capital stock that will allow them to control us.

As of July 24 , 2019, members of our management team beneficially own approximately 59.62% of our outstanding voting capital. As a result, management may have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our board of directors;
●	removal of any of our directors;
●	amendment of our Certificate of Incorporation or Bylaws; and
●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our voting capital stock and will have minority voting rights.

Risks Relating to Our Securities

Our Certificate of Incorporation grants our board of directors, without any action or approval by our stockholders, the power to designate and issue preferred stock with rights, preferences and privileges that may be adverse to the rights of the holders of our Common Stock.

The total number of shares of all classes of stock that the Company has the authority to issue is 7,625,000,000 shares consisting of: (i) 7,500,000,000 shares of common stock, par value $0.000001, of which 2,290,449,898 shares are issued and outstanding as of July 24 , 2019 and (ii) 125,000,000 shares of preferred stock, par value $0.000001 per share, of which (A) 120,000,000 shares have been designated as Series A Convertible Preferred Stock, of which 44,570,101 are outstanding as of July 24 , 2019 (B) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, none of which are outstanding as of July 24 , 2019 and (C) 1,000,000 have been designated as Series C Convertible Preferred Stock, of which 430,801 shares are outstanding as of July 24 , 2019. Each share of Common Stock is entitled to cast one vote per share on all matters submitted to holders of Common Stock, each share of Series A Preferred Stock is entitled to cast 0.05 vote per share on matters submitted to the holders of Common Stock, and each share of Series C Preferred Stock is entitled to cast 10,000 votes per share on matters submitted to the holders of Common Stock.

Pursuant to authority granted by our Certificate of Incorporation and applicable state law, our board of directors, without any action or approval by our stockholders, may issue preferred stock in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the holders of shares of our Common Stock. The designation and issuance of shares of capital stock having preferential rights could materially adversely affect the rights of the holders of our Common Stock. In addition, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the U.S. Securities and Exchange Commission (the “SEC”) relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We cannot predict if investors will find our Common Stock attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We have never paid cash dividends and have no plans to pay cash dividends in the future

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock.

If we fail to remain current in our reporting requirements, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTCQB and subject to the reporting requirements of the Exchange Act, we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTCQB . If we fail to remain current in our reporting requirements, we could be removed from the OTCQB . As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock could be subject to extreme volatility.

The trading price of our Common Stock may be affected by a number of factors, including events described in the risk factors set forth and in our other reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, and unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our Common Stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our Common Stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our Common Stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse affect the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Common Stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to on page 7  of this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders covered by this prospectus. If the Warrants are exercised for cash, such proceeds will be used by the Company for working capital.

DIVIDEND POLICY

We have not paid any cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Our future dividend policy will be determined from time to time by our board of directors.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling security holders identified herein of up to an aggregate of 1,174,253,333 Resale Shares consisting of 594,253,333 shares of our Common Stock and 580,000,000 shares of our Common Stock issuable upon exercise of the Warrants.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 2,290,449,898 shares of Common Stock outstanding as of July 24 , 2019.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering (1)		Percentage of Common Stock Beneficially Owned Before this Offering	Share of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After this Offering (2)
ARJ Consulting, LLC (3)	576,999,999	(4)	25.19%	1,012,333,333	(5)	64,666,666	2.82%
Berdon Ventures Associates, LLC (6)	161,920,000	(7)	6.83%	161,920,000	(7)	0	0%
TOTAL	715,919,999		—	1,174,253,333		—	—

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our Common Stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3) Andrew Garnock is the Manager of ARJ Consulting, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

(4) Includes 576,999,999 shares of Common Stock. Excludes 500,000,000 shares of Common Stock issuable upon exercise of the First Warrant which contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates.

(5) Includes (i) 512,222,222 shares of Common Stock and (ii) 500,000,000 shares of Common Stock issuable upon exercise of the First Warrant.

(6) Frederick Berdon is the Sole Managing Member of Berdon Ventures Associates, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

(7) Includes 81,920,000 shares of Common Stock and (ii) 80,000,000 shares of Common Stock issuable upon exercise of the Second Warrant.

PLAN OF DISTRIBUTION

We are registering the Resale Shares covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares offered by this prospectus; however, we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. All sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

Our Common Stock is currently quoted on the OTCQB under the symbol “VRUS.” Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of the view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Resale Shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Resale Shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

We are offering up to 1,174,253,333 shares of our Common Stock including 594,124,444 outstanding shares of Common Stock and 580,000,000 shares of Common Stock issuable upon exercise of the Warrants.

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized Common Stock consists of 7,500,000,000 shares, par value $0.000001 per share, of which 2,290,449,898 shares were issued and outstanding as of July 24 , 2019.

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders. Our stockholders are not permitted to cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Warrants

On February 8, 2019, we issued a three-year warrant to purchase up to 925,925,925 shares of our Common Stock at a variable exercise price. On May 30, 2019, we amended the warrant such that the holder of such warrant has the right to purchase up to 500,000,000 shares of our Common Stock at a fixed conversion price of $0.0025 per share, subject to adjustment.

On February 11, 2019, we issued a three-year warrant to purchase up to 148,148,148 shares of our Common Stock at a variable exercise price. On May 30, 2019, we amended the warrant such that the holder of such warrant has the right to purchase up to 80,000,000 shares of our Common Stock at a fixed conversion price of $0.0025 per share, subject to adjustment.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding and (ii) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

DESCRIPTION OF BUSINESS

Overview

Until July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our television media contracts division (Home Preview Channel /Extraordinary Vacation Homes); and (iii) our Real Estate Virtual Tour and Media group division (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of our programs was our proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and television. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, emailed or distributed to multiple real estate websites, broadband or television for consumer viewing.

We entered into the Spin-off Agreement with NestBuilder, on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, an international supplier of consumer food products, are focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, in 2017, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical. During 2018, we added cold-storage facilities, and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuffs with the goal to create vertical farm-to-market operations. Verus has also begun to explore new consumer packaged goods non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional concentration of our business in MENA and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), especially in the GCC countries, which includes the UAE, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. Our long-term goal is to source goods and generate international wholesale and retail consumer packaged goods sales in North and South America, Europe, Africa, Asia, and Australia.

In addition to the foregoing, on April 25, 2019 (the “Closing Date”), we entered into a stock purchase agreement with Big League and James Wheeler, the sole stockholder of Big League (the “Seller”). Pursuant to the terms of the stock purchase agreement, on the Closing Date, the Seller sold all of Big League’s outstanding capital stock, or 1,500 shares (the “Big League Shares”) of common stock to us. On the Closing Date, we paid the Seller $50,000 net of the aggregate amount of any pre-closing liabilities or obligations of Big League (other than the Assumed Company Obligations (as defined in the stock purchase agreement)) (the “Aggregate Liabilities”) and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. Within ten business days from the date upon which we delivers our first invoice for the Product (as defined in the stock purchase agreement) to a customer, we will pay the Seller an additional $50,000 net of the Aggregate Liabilities and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. In addition, we will pay the Seller earnout payments (the “Earnout Payments”) in an amount not to exceed $5 million during the period commencing on the Closing Date through the quarter including December 31, 2022 (the “Earnout Period”). During the Earnout Period the Seller will be entitled to receive a payment for each fiscal quarter based on the difference of the Operating Income (as defined in the stock purchase agreement) minus the Earnout Commission (as defined in the stock purchase agreement) (the “Difference”). If the Difference is a positive number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall equal the amount of the Earnout Commission. If the Difference is equal to zero or a negative number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall be equal to the Operating Income. During the Earnout Period, the Seller will be entitled to receive any portion of the Earnout Commission that was excluded from any prior Earnout Payment based on the Difference in the applicable fiscal quarter being a negative number (the “Catch-up Payments”); provided, however, no Catch-up Payment will be payable following the date on which the final Earnout Payment is made for the last fiscal quarter in the Earnout Period. Upon the closing of such acquisition, Big League became our wholly-owned subsidiary and we acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams. We intend to sell an ice cream product line which will include grocery store-type packaging in 1.5 quart and pint container sizes, in addition to novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions pursuant to such license. In addition, the confections product line we intend to sell will include gummi and chocolate candies. We anticipate that products pursuant to the license with MLB will feature “home team” packaging to match the fan base in each region.

Government Regulation

We are subject to the laws and regulations in the countries in which we operate.

Our food products are subject to local, national and multinational regulations related to labeling, health and nutrition claims, packaging, pricing, marketing and advertising, privacy and related areas. In addition, various jurisdictions regulate our operations by licensing and inspecting the manufacturing plants and facilities of our suppliers, enforcing standards for select food products, grading food products, and regulating trade practices related to the sale and pricing of our food products. Many of the food commodities we use in our operations are subject to government agricultural policy and intervention. These policies have substantial effects on prices and supplies and are subject to periodic governmental review.

Examples of laws and regulations that affect our business include selective food taxes, labeling requirements such as front-of-pack labeling and nutrient profiling, marketing restrictions, potential withdrawal of trade concessions as dispute settlement retaliation and sanctions on sales or sourcing of raw materials. We will continue to monitor developments in laws and regulations.

In addition, we are subject to U.S. and foreign anti-corruption laws including the Foreign Corrupt Practices Act (“FCPA”) which prohibits us from providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. We are also subject to the Export Sales Reporting Program of the United States Department of Agriculture (“USDA”) which monitors U.S. agricultural export sales on a daily and weekly basis. The program requires U.S. exporters to report sales of certain commodities to the Foreign Agricultural Service of the USDA on a weekly basis. Commodities currently covered by the program include wheat, wheat products, barley, corn, grain sorghum, oats, rye, rice, soybeans, soybean cake and meal, soybean oil, cotton, cottonseed, cottonseed cake and meal, cottonseed oil, sunflowerseed oil, flaxseed, linseed oil, cattle hides and skins, beef and pork. In addition to the weekly requirement, daily reporting is required when a single exporter sells 100,000 metric tons or more of wheat, corn, grain sorghum, barley, oats, soybeans, soybean cake or soybean meal, or 20,000 metric tons or more of soybean oil, to a single destination on a single day. In addition to the foregoing, we must comply with The Office of Foreign Assets Control trade sanctions. The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals targeted against foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction and other threats to national security, foreign policy or economy of the United Stated.

Our failure to comply with any of the foregoing regulations or regulations that we may be subject to may be punishable by civil penalties, including fines, denial of export privileges, injunctions and asset seizures as well as criminal fines and imprisonment.

Market and Competition

We generate a majority of our revenue from food imported into the GCC countries of Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates. The GCC has highly developed wholesale, grocery, and retail infrastructures that attract thousands of brands from around the world. According to A.T. Kearney, there are approximately 600 food distributors in the GCC. According to a 2017 report published by Alpen Capital, food imports into the GCC are expected to reach $53.1 billion by 2020. In addition, according to Global Islamic Economy Gateway, imports account for about 78% of food consumed in the GCC.

In the branded product space, management believes that our key competitors include The Savola Group and Almarai which are based in Saudi Arabia; Americana Quality which is based in Kuwait; and Al Islami Foods which is based in the UAE, which currently ranks as the world’s largest Halal food vendor, with more than 80 frozen and specialty lines. In addition to the foregoing, we also compete with recognized international brands from multi-line companies such as Nestle and Mondelez International.

Although many of our competitors have greater financial, distribution and marketing resources than us, management believes there are many food categories and niches in which we can successfully compete in this highly-fragmented market. In addition, we focus on the regional sensitivities and dietary requirements of the markets we export products to. We offer both Verus Foods-branded products along with products from other brands, particularly from brands that desire to enter the GCC market, but lack the infrastructure or resources to do so. In addition to the foregoing, management believes that we are one of the only U.S. based public companies operating in the GCC that can provide its own branded products and also act as a distributor for other brands across all of the major food sales categories. Management believes that a majority of the suppliers in this space are either non-U.S. based, private companies or are public entities with a narrow focus on their own brands.

Recent Developments

In February 2019, the Company entered into a securities purchase agreement with the First Investor pursuant to which the Company issued and sold to the First Investor the First Note and the First Warrant for aggregate gross proceeds of $1,250,000. The Company used approximately $1.1 million of the gross proceeds to repay five investors in full satisfaction of their outstanding debt obligations.

Employees

As of July 24 , 2019, the Company had 9 full-time employees and 6 part-time employees.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in matters may arise from time to time that may harm our business. As of July 24, 2019 , except as set forth herein, management believes that there are no claims against us, which it believes will result in a material adverse effect on our business or financial condition.

On December 1, 2018, Mid-Atlantic CFO Advisory Services (“Mid-Atlantic”) commenced a lawsuit against Verus Foods, Inc. and Anshu Bhatnagar in the Fairfax Circuit Court, Case No. 2018-16824. This case stems from the Company’s use of Mid-Atlantic’s services for certain business transactions and the Company’s failure to pay for such services. On December 28, 2018, a Confirmation of Arbitration Award and Final Judgment Order was approved, awarding Mid-Atlantic an amount which included claimed services, attorney’s fees, arbitration costs and fees, and interest of 4% percent per annum from November 22, 2018. At January 31, 2019, the amount due to Mid-Atlantic under this judgment, including interest, was $199,489.

On April 4, 2019, Auctus Fund, LLC (“Auctus”) commenced a lawsuit against the Company in the United States District Court for the District of Massachusetts. This case stems from a securities purchase agreement and convertible note issued in May 2017, a securities purchase agreement and convertible note issued in July 2018, the spin-off of the Company’s real estate division into NestBuilder including the issuance of shares of NestBuilder in the spin-off to the Company’s stockholders and an inducement agreement, release and payoff agreement executed by the parties in February 2019 whereby the Company settled the balance of outstanding amounts owed to Auctus in consideration for cash and shares of NestBuilder. Auctus has requested that the court grant it injunctive and equitable relief and specific performance with respect to the Company’s obligations; determine that the Company is liable for all damages, losses and costs and award Auctus actual losses sustained; award Auctus costs including, but not limited to, costs required to prosecute the action including attorneys’ fees; and punitive damages.

Properties

On April 11, 2017, we entered into a sublease with Buchanan Partners, LLC, pursuant to which we sublease offices at 9841 Washingtonian Blvd, #390, Gaithersburg, MD 20878. We currently lease our office which consists of 2,798 square feet for $7,204.85 per month. Each year, our rent will increase by approximately 3% such that: (i) from April 1, 2019 until March 2020, we will pay $7,421.00 per month; (ii) from April 1, 2020 until March 2021, we will pay $7,643.63 per month; and (iii) from April 1, 2021 until December 31, 2021, we will pay $7,872.93 per month. The term of the lease shall expire on December 31, 2021.

Corporate History

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated the Exchange Transaction with Monaker (formerly known as Next 1 Interactive, Inc.), a Nevada corporation pursuant to which we received all of the outstanding equity in Attaché, a Florida corporation and wholly owned subsidiary of Monaker in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

We entered into the Spin-Off Agreement whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned.

On May 1, 2018, Verus MENA entered into a Share Purchase and Sale Agreement with the Purchaser pursuant to which Verus MENA sold 75 shares of Gulf Agro, representing 25% of the common stock of Gulf Agro to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time.

Effective October 16, 2018, we changed our name from RealBiz Media Group, Inc. to Verus International, Inc. and our ticker symbol to “VRUS”.

Our address is 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878, our telephone number is (301) 329-2700 and our website is www.verusfoods.com. The information on our website is not a part of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since October 16, 2018, our Common Stock has been listed on the OTC Markets under the symbol “VRUS”. Prior to October 16, 2018, our Common Stock was listed on the following tiers of the OTC Markets under the following symbols: (i) we began trading on the OTC Markets (on the Grey Market) on October 14, 2008 under the symbol “WBDG”; (ii) on November 10, 2008, our Common Stock began trading under the symbol “WBDG” on the OTCQB; (iii) on September 21, 2011, our Common Stock began trading under the symbol “WBDG” on the OTC Pink tier of the OTC Markets; (iv) on June 6, 2012, our Common Stock began trading under the symbol “WBDG” on the OTCQB; (v) on November 2, 2012, we changed our symbol to “RBIZ”; (vi) on April 10, 2018, our Common Stock began trading under the symbol “RBIZ” on the OTC Pink tier of the OTC Markets and (vii) on July 17, 2019, our Common Stock began trading under the symbol “VRUS” on the OTCQB. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of July 24 , 2019 we had 439 holders of record of our Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

We have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Until July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). We entered into a Contribution and Spin-off Agreement (the “Spin-Off Agreement”) with NestBuilder.com Corp., a Nevada corporation (“NestBuilder”), on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc., an international supplier of consumer food products, are focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, in 2017, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical. During 2018, we added cold-storage facilities, and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuffs with the goal to create vertical farm-to-market operations. We have also begun to explore new consumer packaged goods non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant concentration of our business in MENA and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), especially in the GCC countries, which includes the UAE, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait.

In addition to the foregoing, on April 25, 2019, we acquired all of the outstanding capital stock of Big League Foods, Inc. Upon the closing of such acquisition, BLF became our wholly-owned subsidiary and we acquired a license with Major League Baseball Properties, Inc. to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams.

Results Of Operations for the Year Ended October 31, 2018 Compared to the Year Ended October 31, 2017

Results of Operations

Continuing Operations

Revenues

Our revenue increased to $5,802,037 for the year ended October 31, 2018, compared to $2,888,094 for the year ended October 31, 2017, an increase of $2,913,943 or 101%. The increase is the result of twelve months of food service revenue for the year ended October 31, 2018 compared to nine months of food service revenue for the prior year period, in addition to reducing the order backlog with customers due to increased operational cash flows that allow us to procure additional products for sale.

Cost of Revenues

Cost of revenue totaled $5,053,453 for the year ended October 31, 2018, compared to $2,510,621 for the year ended October 31, 2017, representing an increase of $2,542,832 or 101%. The increase is a result of higher revenue and related product costs in addition to twelve months of food service revenue for the year ended October 31, 2018 compared to nine months of food service revenue for the prior year period.

Operating Expenses

Our operating expenses, which include salaries and benefits, selling and promotions, legal and professional fees and general and administrative expenses increased to $1,659,081 for the year ended October 31, 2018, compared to $1,596,784 for the year ended October 31, 2017, an increase of $62,297, or 4%. The increase is primarily due to stock-based compensation expense recognized during 2018 related to the Company’s Chief Executive Officer and an increase in general and administrative expenses, partially offset by reduced headcount and reduced legal fees as a result of the conclusion of certain litigation.

Other Income (Expenses)

Our other expense, net, increased by $2,004,591 for the year ended October 31, 2018. The increase is primarily the result of increases in expense as a result of certain default provisions of our convertible notes payable, loss on settlement of the Monaker litigation, and interest expense.

Net Loss from Continuing Operations

We had a net loss of $3,083,478 for the year ended October 31, 2018, compared to a net loss of $1,387,700 for the year ended October 31, 2017, an increase of $1,695,778. The increase in net loss is primarily driven by the increase in other expense, partially offset by the decline in operating expenses and the increase in gross profit.

Discontinued Operations

Revenue

Our total revenue decreased to $216,316 for the year ended October 31, 2018, compared to $386,179 for the year ended October 31, 2017, a decrease of $169,863 or 44%. The decrease is primarily the result of the continuing decline in our legacy virtual tour business and only nine months of revenue in 2018 due to the spin-off which was effective August 1, 2018.

Cost of Revenue

Cost of revenue totaled $56,800 for the year ended October 31, 2018, compared to $145,299 for the year ended October 31, 2017, a decrease of $88,499 or 61%. The decrease is primarily the result of a reduction in lower server costs.

Operating Expenses

Our operating expenses, which include salaries and benefits, selling and promotions, legal and professional fees and general and administrative expenses decreased to $237,863 for the year ended October 31, 2018, compared to $300,117 for the year ended October 31, 2017, a decrease of $62,254 or 21%. The decrease is due to a decrease in salary and benefit expenses, partially offset by an increase in legal fees.

Other Income (Expense)

Our other income, net, increased by $168,805 for the year ended October 31, 2018. The increase is primarily the result of certain legal settlements.

Net Income from Discontinued Operations

We had net income of $259,186 for the year ended October 31, 2018, compared to net income of $109,491 for the year ended October 31, 2017, an increase of $149,695. The increase is primarily driven by the increase in other income (expense) and the decrease in operating expenses, partially offset by a decrease in gross profit.

Results Of Operations for the Three Months Ended April 30 , 2019 Compared to the Three Months Ended April 30 , 2018

Continuing Operations

Revenue

Our revenue increased to $2,942,435 for the three months ended April 30, 2019, compared to $1,165,146 for the three months ended April 30, 2018, an increase of $1,777,289 or 153%. The increase is the result of reducing the order backlog with customers due to increased operational cash flows that allow us to procure additional products for sale.

Cost of Revenue

Cost of revenue totaled $2,490,130 for the three months ended April 30, 2019, compared to $1,026,581 for three months ended April 30, 2018, representing an increase of $1,463,549 or 143%. The increase is the result of higher revenue and related product costs.

Operating Expenses

Our operating expenses, which include salaries and benefits, stock-based compensation, legal and professional fees, and general and administrative expenses increased to $695,995 for the three months ended April 30, 2019, compared to $445,854 for the three months ended April 30, 2018, an increase of $250,141, or 56%. The increase is primarily due to higher stock-based compensation in addition to general and administrative expenses, partially offset by lower legal fees and salaries and benefits.

Other Income (Expense)

Our other income increased by $2,438,752 for the three months ended April 30, 2019. The increase is primarily the result of gains related to settlement of certain convertible notes payable and extinguishment of debt, partially offset by an increase in interest expense.

Net Income from Continuing Operations

We had net income from continuing operations of $2,164,612 for the three months ended April 30, 2019, compared to a net loss of $337,740 for the three months ended April 30, 2018, an increase of $2,502,351. The increase in net income is primarily driven by the increase in gross profit and gains related to settlement of certain convertible notes payable and extinguishment of debt, partially offset by increases in interest expense and operating expenses as disclosed above.

Discontinued Operations

As our discontinued operations were spun-off effective August 1, 2018 (see Note 12), there are no revenue, cost of revenue, operating expenses, other income (expense), or net income from discontinued operations comparatives for the three months ended April 30, 2019 compared to the three months ended April 30, 2018.

Results Of Operations for the Six Months Ended April 30, 2019 Compared to the Six Months Ended April 30, 2018

Continuing Operations

Revenue

Our revenue increased to $5,386,255 for the six months ended April 30, 2019, compared to $2,234,444 for the six months ended April 30, 2018, an increase of $3,151,811 or 141%. The increase is the result of a continued reduction in order backlog with customers due to increased operational cash flows that allow us to procure additional products for sale.

Cost of Revenue

Cost of revenue totaled $4,567,597 for the six months ended April 30, 2019, compared to $1,964,771 for six months ended April 30, 2018, representing an increase of $2,602,826 or 132%. The increase is the result of higher revenue and related product costs.

Operating Expenses

Our operating expenses, which include salaries and benefits, stock-based compensation, legal and professional fees, and general and administrative expenses increased to $1,099,703 for the six months ended April 30, 2019, compared to $807,028 for the six months ended April 30, 2018, an increase of $292,675, or 36%. The increase is primarily due to higher stock-based compensation in addition to general and administrative expenses, and other operating expenses to support the increase in revenue, partially offset by lower legal fees and salaries and benefits.

Other Income (Expense)

Our other income increased by $2,538,369 for the six months ended April 30, 2019. The increase is primarily the result of the gains related to settlement of certain convertible notes payable and extinguishment of debt and lower legal settlement losses, partially offset by an increase in interest expense.

Net Income (Loss) from Continuing Operations

We had net income from continuing operations of $1,826,134 for the six months ended April 30, 2019, compared to a net loss of $968,545 for the six months ended April 30, 2018, an increase of $2,794,679. The increase in net income is primarily driven by the gains related to settlement of certain convertible notes payable and extinguishment of debt and the increase in gross profit, partially offset by an increase in interest expense, and an increase in operating expenses as disclosed above.

Discontinued Operations

As our discontinued operations were spun-off effective August 1, 2018 (see Note 12), there are no revenue, cost of revenue, operating expenses, other income (expense), or net income from discontinued operations comparatives for the six months ended April 30, 2019 compared to the six months ended April 30, 2018.

Liquidity and Capital Resources

At April 30, 2019, we had $493,032 of cash and a working capital deficit of $242,534 as compared to cash of $28,554 and a working capital deficit of $1,573,851 at October 31, 2018.

Net cash used in operating activities of continuing operations was $377,792 for the six months ended April 30, 2019 as compared to net cash used in operating activities of continuing operations of $821,486 for the six months ended April 30, 2018.

We did not have any cash used in or provided by investing activities during the six months ended April 30, 2019 or April 30, 2018.

We have financed our operations since inception primarily through proceeds from equity and debt financings and revenue derived from operations. During the six months ended April 30, 2019, net cash provided by financing activities of continuing operations was $842,270, as compared to $565,000 during the six months ended April 30, 2018. Our continued operations primarily depend upon our ability to raise additional capital from various sources including equity and debt financings, as well as our revenue derived from operations. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs or will be on favorable terms. Based on our current plans, we believe that our cash provided from the above sources may not be sufficient to enable us to meet our planned operating needs for the next twelve months.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our securities, debt or other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 2 — “Summary of Significant Accounting Policies” included in the Notes to Consolidated Financial Statements.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition.

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence that an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company’s price to its customer is fixed or determinable and (4) collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. The Company has recorded a full valuation allowance for its net deferred tax assets as of October 31, 2018 and 2017 because realization of those assets is not reasonably assured.

The Company will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at October 31, 2018 and 2017.

Share-Based Compensation

The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. Share-based compensation expense recognized for the year ended October 31, 2018 and 2017 includes compensation cost for restricted stock awards and stock options. The Company uses the Black-Scholes option-pricing model to determine the fair value of options granted as of the grant date.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties’ change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company has determined the allowance for doubtful accounts to be $0 and $45,933 as of October 31, 2018 and 2017, respectively.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each as of July 24 , 2019.

Name	Age	Position(s)

Anshu Bhatnagar	46	Chief Executive Officer and Chairman

Christopher Cutchens	42	Chief Financial Officer

Michael O’Gorman	64	Director

Thomas Butler Fore	53	Director

Biographies for the members of our board of directors and our management team are set forth below.

Anshu Bhatnagar – Chief Executive Officer and Chairman

Anshu Bhatnagar has served as our Chief Executive Officer and Chairman of our board of directors since January 2, 2017. In addition, since January 2019, Mr. Bhatnagar has served as the Chief Executive Officer and Chairman of the board of directors of mPhase Technologies, Inc. Mr. Bhatnagar is a food distribution veteran and previously was the Chief Executive Officer of American Agro Group, an international trading and distribution company that specialized in exporting agricultural commodities and food products from May 2012 to January 2016. Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing, and managing commercial real estate as well as investing in operating businesses from January 2008 to December 2016. He has also owned NS operated other successful businesses in technology, construction and waste management. We believe Mr. Bhatnagar is qualified to serve as a member of our board because of his extensive business experience including his experience in the food industry.

Christopher Cutchens – Chief Financial Officer

Christopher Cutches has served as our Chief Financial Officer since June 1, 2019. Since June 2018, Mr. Cutchens has served as the Managing Partner of Cutchens Group, LLC, a consulting firm specializing in providing operational and financial services to both public and private companies. From September 2018 until June 2019, Mr. Cutchens served as Chief Operating Officer and Chief Financial Officer of DirectView Holdings, Inc., a company that provides security and surveillance and video conference services. From January 2016 until June 2018, Mr. Cutchens served as Executive Vice President, Chief Operating Officer and Financial Officer of MidAmerica Administrative & Retirement Solutions, LLC, a private company that provides employee benefit programs to plan sponsors and employees. From January 2013 to January 2016, Mr. Cutchens served as Executive Vice President and Chief Financial Officer of Aspire Financial Services, LLC (“Aspire”), and from April 2012 to January 2013, he served as Vice President of Accounting and Finance of Aspire. Aspire is a service provider of retirement solutions. In addition, Mr. Cutchens has served in various other capacities including Corporate Controller of Watsco, Inc. (NYSE: WSO); Corporate Controller of Carrier Enterprise, LLC; Director of Corporate Accounting and Financial Reporting and Assistant Corporate Controller of MarineMax, Inc. (NYSE: HZO); and Senior Auditor at KPMG LLP. Mr. Cutchens received a Bachelor of Science degree in accounting and a masters degree in accounting information systems from the University of South Florida. Mr. Cutchens is a CPA licensed in the State of Florida.

Michael O’Gorman – Director

Michael O’Gorman has served as a member of our board of directors since August 11, 2017. Mr. O’Gorman has over 35 years of successful food brokerage, food manufacturing, project management, finance and legal experience in the international arena. Since 1982 Mr. O’Gorman has served as Chairman and Chief Executive Officer of Crassus Group of companies, including entities whose subsidiaries specialize in sourcing and marketing all natural, healthy food and consumer products. In addition, from 1976 to 1979 he served as Chief of Staff in both the House of Representatives and U.S. Senate. Mr. O’Gorman has firsthand experience with agriculture since he owned and operated a 252-acre farm where he raised both crops and Black Angus cattle. Mr. O’Gorman has spent a number of years working at major international law firms as well serving as a Member of the Corporate Law Department, Director of Litigation Support Group of Peabody International Corporation from 1979 to 1986. Mr. O’Gorman received his JD with a concentration in international law from the University of Connecticut, MBA in international finance from Fairleigh Dickinson University and BS in organic chemistry from St. Peters College. We believe Mr. O’Gorman is qualified to serve as a member of our board because of his experience in agriculture and the food industry.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Director Independence

Although our Common Stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The Nasdaq Stock Market. Our board of directors has determined that each of Michael O’Gorman and Thomas Butler Fore are “independent” in accordance with such definition.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that the Company is in an early stage of development to form an audit, compensation, or nominating committee. The board of directors acts in place of such committees. The Company currently does not have an audit committee financial expert for the same reason that it does not have board committees.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our principal executive officer during our fiscal year ended October 31, 2018.

Summary Compensation Table
Name and Position	Year	Salary	Bonus	Award	All Other Compensation	Total ($)
Anshu Bhatnagar	2018	$175,000	—	—	—	175,000
Chief Executive Officer and Director	2017	$175,000	—	—	—	175,000

Outstanding Equity Awards at Fiscal Year End

At October 31, 2018, Anshu Bhatnagar, our Chief Executive Officer was due warrants to acquire 117,055,586 shares of Common Stock under the provisions of his employment agreement. Since there were no authorized shares of Common Stock available for issuance, on December 28, 2018, our board of directors awarded our Chief Executive Officer 294,545 shares of Series C Preferred Stock, in lieu of the 117,055,586 shares of Common Stock due him, and inclusive of 501,130 shares of Common Stock related to an incentive bonus as approved by our board of directors.

Director Compensation

Our non-employee directors have elected to forego any cash compensation for participating in board of directors and committee meetings until such time as we become profitable over the course of an entire fiscal year, at which time the board of directors may reconsider the structure of its director compensation. In general, director compensation will be subject to review and adjustment from time to time at the discretion of our board of directors. Accordingly, our non-employee directors received no compensation during the fiscal year ended October 31, 2018.

Employment Agreements with Executives and Key Personnel

Anshu Bhatnagar Employment Agreement

On January 31, 2017, the Company entered into an employment agreement with Anshu Bhatnagar (the “Bhatnagar Employment Agreement”), effective as of January 2, 2017. Pursuant to the terms of the Bhatnagar Employment Agreement, Mr. Bhatnagar will serve as Chief Executive Officer of the Company a for a term which shall expire on December 31, 2021 (the “Initial Term”) unless such term is earlier terminated pursuant to the terms of the Bhatnagar Employment Agreement. The Bhatnagar Employment Agreement may be renewed after the Initial Term upon written notice by the Company and Mr. Bhatnagar. Pursuant to the Bhatnagar Employment Agreement, the Company shall pay Mr. Bhatnagar (i) an annual base salary of $175,000 and (ii) an annual discretionary bonus, as determined by the board of directors. In addition, Mr. Bhatnagar shall be eligible to receive warrants (the “Warrants”) to purchase 7.5 million shares of the Company’s Common Stock at an exercise price equal to $240 per share. Mr. Bhatnagar may exercise the Warrants until such time as he owns 20% of the Company’s then issued and outstanding shares of Common Stock.

In addition to the foregoing, commencing January 1, 2018, Mr. Bhatnagar shall receive warrants to acquire up to 3% of the Company’s issued and outstanding Common Stock at the beginning of each calendar year.

If the Company terminates the Bhatnagar Employment Agreement for death or for Cause (as defined in the Bhatnagar Employment Agreement) or Mr. Bhatnagar terminates the Employment Agreement for other than Good Reason (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar shall receive (i) any earned but unpaid base salary, (ii) any accrued but unpaid annual bonus, (iii) any earned but unpaid incentive compensation, (iv) unpaid business expense reimbursements, (v) accrued but unused vacation, (vi) accrued but unused sick leave and (vii) any vested benefits Mr. Bhatnagar may be eligible to receive pursuant to the Company’s employee benefit plans (collectively, the “Accrued Benefits”). If the Company terminates the Bhatnagar Employment Agreement due to disability or without Cause (as defined in the Bhatnagar Employment Agreement) or Mr. Bhatnagar terminates the Employment Agreement for Good Reason (as defined in the Bhatnagar Employment Agreement), the Company shall continue to pay Mr. Bhatnagar (i) his then base salary and Plans (as defined in the Bhatnagar Employment Agreement) for the balance of the Employment Period (as defined in the Bhatnagar Employment Agreement), (ii) the Accrued Benefits and (ii) any pro-rata share of the annual bonus that Mr. Bhatnagar would have or could have been earned prior to the Date of Termination (as defined in the Bhatnagar Employment Agreement). In addition to the foregoing, if Mr. Bhatnagar executes a general release of claims (the “Release”) in favor of the Company within 21 days from the Date of Termination (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar shall receive an additional 24 months of his then base salary. If within one year after a Change in Control (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar’s employment is terminated by the Company due to a disability or without Cause (as defined in the Bhatnagar Employment Agreement) or Mr. Bhatnagar terminates his employment for Good Reasons (as defined in the Bhatnagar Employment Agreement) then, subject to Mr. Bhatnagar signing the Release within 21 days from the Date of Termination (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar shall receive a lump sum in cash in an amount equal Mr. Bhatnagar’s then base salary (or base salary in effect immediately prior to the Change of Control (as defined in the Bhatnagar Employment Agreement), if higher).

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 24 , 2019, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of July 24 , 2019, we had 2,290,449,898 shares of Common Stock issued and outstanding (not including 1,000,000 shares of Common Stock held in treasury), 44,570,101 shares of Series A Preferred Stock outstanding and 430,801 shares of Series C Preferred Stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common stock Shown as beneficially owned by the stockholder.

Shares of Common Stock that are currently exercisable or convertible within 60 days of July 24 , 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Amount and Nature of Beneficial Ownership
Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock	Series C Preferred Stock Ownership	Percentage of Series C Preferred Stock	Percentage of Total Voting Power(2)
Officers and Directors:
Anshu Bhatnagar	37,500,000	(3)	1.61%	100,000	*	395,801	91.88%	59.62%
Michael O’Gorman	-		0%	-	0%	-	0%	0%
Thomas Butler Fore	-		0%	-	0%	-	0%	0%
All Officers and Directors as a Group (3 Persons)	-		0%	100,000	*	395,801	91.88%	59.62%
5% Stockholders:
Monaker Group, Inc. (4)	149,083,162		6.51%	44,470,101	99.78%	-	0%	2.29%
ARJ Consulting, LLC (5)	576,999,999	(6)	25.19%	-	0%	-	0%	8.74%
Berdon Ventures Associates, LLC (7)	161,920,000	(8)	6.95%	-	0%	-	0%	2.42%
Andrew Garnock	577,146,067	(9)	25.20%	-	0%	-	0%	8.74%
Frederick Berdon	164,920,000	(10)	6.96%	-	0%	-	0%	2.47%

* Less than one percent.

(1) Unless otherwise indicated, the address of the stockholder is c/o Verus International, Inc., 9841 Washingtonian Blvd #390, Gaithersburg, MD 20878.

(2) Holders of our Common Stock are entitled to one vote per share, holders of our Series A Convertible Preferred Stock are entitled to 0.05 votes per share and holders of our Series C Preferred Stock are entitled to 10,000 votes per share. Accordingly, as of July 24 , 2019, holders of our Common Stock are entitled to 2,290,449,898 votes, holders of our Series A Preferred Stock are entitled to approximately 2,228,505 votes and holders of our Series C Preferred Stock are entitled to 4,308,010,000 votes.

(3) Includes 37,500,000 shares of Common Stock issuable upon exercise of a warrant.

(4) William Kerby is the Chief Executive Officer of Monaker Group, Inc, and in such capacity has voting and dispositive power over the securities held by such entity.

(5) Andrew Garnock is the Manager of ARJ Consulting, LLC (“ARJ”) and in such capacity has voting and dispositive power over the securities held by such entity. Pursuant to the Schedule 13D /A filed by ARJ on June 4 , 2019, ARJ disclaims membership in a group.

(6) Includes 576,999,999 shares of Common Stock. Excludes 500,000,000 shares of Common Stock issuable upon exercise of the First Warrant which contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates.

(7) Frederick Berdon is the Sole Managing Member of Berdon Ventures Associates, LLC (“Berdon Ventures”) and in such capacity has voting and dispositive power over the securities held by such entity.

(8) Includes 81,920,000 shares of Common Stock and (ii) 80,000,000 shares of Common Stock issuable upon exercise of the Second Warrant.

(9) Includes (i) 146,068 shares of Common Stock held by Andrew Garnock’s spouse and (ii) 576,999,999 shares of Common Stock held by ARJ. Excludes (i) 500,000,000 shares of Common Stock issuable upon exercise of the First Warrant issued in favor of ARJ which contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates. Andrew Garnock is the Manager of ARJ and in such capacity has voting and dispositive power over the securities held by such entity.

(10) Includes (i) 81,920,000 shares of Common Stock held by Berdon Ventures, (ii) 80,000,000 shares of Common Stock issuable upon exercise of the Second Warrant issued in favor of Berdon Ventures, (iii) 1,000,000 shares of Common Stock issuable upon exercise of a Warrant held by F. Berdon & Co, LLC and (iii) 3,000,000 shares of Common Stock held by F. Berdon & Co, LLC. Frederick Berdon is the Sole Managing Member of Berdon Ventures and the Managing Member of F. Berdon & Co, LLC and in such capacities has voting and dispositive power over the securities held by such entities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no related-party transactions in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year end as of October 31, 2018 and 2017.

LEGAL MATTERS

Unless otherwise indicated, Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our Common Stock to be sold in this offering.

EXPERTS

The financial statements of Verus International, Inc. for the year ended October 31, 2018 and October 31, 2017 have been included herein in reliance upon the reports of Assurance Dimensions, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us the Resale Shares by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Verus International, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Verus International, Inc., 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878 or telephoning us at (301) 329-2700.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.verusfoods.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

1,174,253,333 Shares of Common Stock

PROSPECTUS

                       , 2019

VERUS INTERNATIONAL, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Verus International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verus International, Inc. as of October 31, 2018 and 2017 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended October 31, 2018 and 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended October 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a Net Loss of approximately $2,800,000 for the year ended of October 31, 2018 and a working capital deficit of approximately $1,600,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2017.

Coconut Creek, Florida

March 19, 2019

F-1

Verus International, Inc.

Consolidated Balance Sheets

	October 31,
	2018	2017
Assets
Current Assets
Cash	$28,554	$251,301
Accounts receivable, net	1,246,301	812,748
Inventory	90,589	341,188
Prepaid expenses	12,412	-
Other assets	8,629	16,621
Assets of discontinued operations	-	41,674
Total Current Assets	1,386,485	1,463,532
Property and equipment, net	15,622	-
Total Assets	$1,402,107	$1,463,532

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$642,739	$834,591
Interest payable	257,170	22,560
Due to officer	33,301	33,301
Note payable	530,000	-
Convertible notes payable, net	1,497,126	975,250
Liabilities of discontinued operations	-	396,407
Total Current Liabilities	2,960,336	2,262,109

Commitments and Contingencies (Note 12)

Stockholders’ Deficit
Series A convertible preferred stock, $0.001 par value; 120,000,000 shares authorized and 44,570,101 and 100,000 shares issued and outstanding at October 31, 2018 and 2017, respectively	44,570	100

Series B convertible preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding at October 31, 2018 and 2017	-	-

Series C convertible preferred stock, $0.001 par value; 1,000,000 shares authorized and 160,000 shares issued and outstanding at October 31, 2018 and 2017	160	160

Common stock, $0.001 par value; 1,500,000,000 shares authorized and 1,500,000,000 and 249,369,810 shares issued and outstanding at October 31, 2018 and October 31, 2017, respectively	1,500,000	249,370

Additional paid-in-capital	22,545,691	22,409,041
Accumulated other comprehensive loss	-	(53,285)
Shares to be issued	456,090	-
Accumulated deficit	(26,104,740)	(23,403,963)
Total Stockholders’ Deficit	(1,558,229)	(798,577)
Total Liabilities and Stockholders’ Deficit	$1,402,107	$1,463,532

The accompanying notes are an integral part of these consolidated financial statements

F-2

Verus International, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended
	October 31,
	2018	2017
Revenue	$5,802,037	$2,888,094
Cost of revenue	5,053,453	2,510,621
Gross Profit	748,584	377,473
Operating Expenses:
Salaries and benefits	488,577	941,456
Selling and promotions expense	-	965
Legal and professional fees	285,138	450,335
General and administrative	885,367	204,027
Total Operating Expenses	1,659,082	1,596,784
Operating (loss) income	(910,498)	(1,219,310)
Other Income (Expense):
Interest expense	(320,527)	(144,674)
Loss on legal settlement of accounts payable and convertible debt	(914,353)	-
Loss on extinguishment of debt	-	(23,716)
Default principal increase on convertible notes payable	(938,100)	-
Total Other Income (Expense)	(2,172,980)	(168,390)
Loss from continuing operations before income taxes	(3,083,478)	(1,387,700)
Income taxes	-	-
Loss from continuing operations	(3,083,478)	(1,387,700)
Discontinued operations (Note 14)
Income from discontinued operations	259,186	109,491
Net loss	$(2,824,292)	$(1,278,209)

Comprehensive income (loss):
Unrealized gain on currency translation adjustment	72,924	10,303
Comprehensive loss	$(2,751,368)	$(1,267,906)

Earnings (loss) per common share:
Loss from continuing operations per common share - basic and diluted	$(0.00)	$(0.01)

Earnings from discontinued operations per common share - basic and diluted	$0.00	$0.00

Loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average shares outstanding – basic and diluted	740,632,107	229,394,625

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Verus International, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended October 31, 2018 and 2017

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional	Other Comprehensive	Shares		Total
	# of shares	Par	# of shares	Par	# of shares	Par	# of shares	Par	Paid-In Capital	Income (Loss)	to be Issued	Accumulated Deficit	Stockholder’s Deficit
Balance, October 31, 2016	45,716,385	$45,716	-	$-	35,000	$35	155,521,500	$155,522	$19,939,518	$(63,588)	$-	$(21,878,458)	$(1,801,254)
Retirement of Series A Convertible Preferred Stock	(44,560,760)	(44,561)							44,561				-
Conversion of Series A Convertible Preferred Stock into Common Stock	(1,155,625)	(1,155)					1,155,800	1,155					-
Issuance of Series A Convertible Preferred Stock	100,000	100							510				610
Issuance of Series C Convertible Preferred Stock					100,000	100			99,900				100,000
Issuance of Common Stock Warrants									15,000				15,000
Retirement of Common Stock							(10,559,892)	(10,560)	10,560
Shares Issued for Conversion of Promissory Notes					25,000	25	81,469,602	81,470	1,200,745				1,282,240
Common Stock Issued for accrued compensation							21,782,800	21,783	252,625				274,408
Shared based compensation - warrants									608,630				608,630
Adjustment to true-up APIC									236,992			(236,992)	-
Other comprehensive income (loss)										10,303			10,303
Net loss												(1,288,512)	(1,288,512)
Balance, October 31, 2017	100,000	$100	-	$-	160,000	$160	249,369,810	$249,370	$22,409,041	$(53,285)	$-	$(23,403,963)	$(798,577)
Shares Issued for Conversion of Promissory Notes							1,244,233,615	1,244,233	(442,298)				801,935
Shares issued under Monaker litigation settlement	44,470,101	44,470					10,559,890	10,560	275,150				330,180
Common Stock retired from Nestbuilder							(4,163,315)	(4,163)	4,163				-
Adjustment for excess NestBuilder settlement												116,137	116,137
Spin-off of real estate segment										(19,639)		7,378	(12,261)
Shares to be issued under stock-based compensation									299,635				299,635
Shares to be issued under Monaker litigation settlement											456,090		456,090
Other comprehensive income (loss)										72,924			72,924
Net loss												(2,824,292)	(2,824,292)
Balance, October 31, 2018	44,570,101	$44,570	-	$-	160,000	$160	1,500,000,000	$1,500,000	$22,545,691	$-	$456,090	$(26,104,740)	$(1,588,229)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Verus International, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended
	October 31,
	2018	2017
Cash flows from operating activities:
Net loss from continuing operations	$(3,083,478)	$(1,387,700)
Net income from discontinued operations	259,186	109,491
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of debt discount	17,735	61,603
Loss on extinguishment of debt	-	23,716
Legal settlement settled in shares	330,180	-
Legal settlement to be settled in shares	456,090	-
Gain on NestBuilder settlement	116,137	-
Loss on spin-off of real estate segment	(12,261)	-
Default principal increase on convertible notes payable	938,100	-
Stock-based compensation	299,635	626,469
Changes in operating assets and liabilities:
Increase in accounts receivable	(433,553)	(812,748)
Increase in prepaid expenses	(12,412)	-
Decrease (Increase) in inventory	250,599	(341,188)
Decrease (Increase) in other assets	7,992	(16,621)
Increase in accounts payable and accrued expenses	150,484	925,993
Increase in due to former officer	-	33,301
Net cash used in operating activities of continuing operations	(974,752)	(887,175)
Net cash used in operating activities of discontinued operations	(95,547)	(85,640)
Net cash used in operating activities of continuing and discontinued operations	(1,070,299)	(972,816)

Cash flows from investing activities:
Investment in fixed assets	(15,622)	-
Net cash used in investing activities of continuing operations	(15,622)	-

Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	908,250	975,250
Payments applied to convertible promissory notes	(118,000)	-
Proceeds from issuance of Series A Convertible Preferred Stock	-	610
Proceeds from issuance of Series C Convertible Preferred Stock	-	100,000
Proceeds from sale of common stock and warrants	-	15,000
Net cash provided by financing activities of continuing operations	790,250	1,090,860

Effect of exchange rate on cash and cash equivalents	72,924	10,303

Net (decrease) increase in cash	(222,747)	128,347
Cash at beginning of period	251,301	122,954

Cash at end of period	$28,554	$251,301

Supplemental disclosure:
Cash paid for interest	$53,508	$3,183

F-5

	For the years ended
	October 31,
	2018	2017

Supplemental disclosure of non-cash investing and financing activity:
Retirement of Series A Convertible Preferred Stock
Value	$-	$-
Shares	-	(44,560,760)
Retirement of Common Stock
Value	$-	$-
Shares	-	(10,559,892)

Settlement of accrued compensation through issuance of Common Stock
Value	$-	$274,408
Shares	-	21,782,800

Settlement of loans payable through issuance of Series C Convertible Preferred Stock
Value	$-	$25,000
Shares	-	25,000

Common Stock issued in exchange for note payable and conversion of convertible promissory notes
Value	$801,935	$1,282,240
Shares	1,244,233,615	81,469,602

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization and Nature of Business

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro.

Until July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our television media contracts division (Home Preview Channel /Extraordinary Vacation Homes); and (iii) our Real Estate Virtual Tour and Media group division (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of our programs was our proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and television. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, emailed or distributed to multiple real estate websites, broadband or television for consumer viewing.

We entered into a Contribution and Spin-off Agreement with NestBuilder.com Corp. (“NestBuilder”) on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned. As a result of the spin-off of the real estate segment, all related assets and liabilities are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income (loss) from discontinued operations within the consolidated statements of operations and comprehensive income (loss).

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc. (“Verus Foods”), an international supplier of consumer food products, are focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, in 2017, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical. During 2018, we added cold-storage facilities, and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff, with the goal to create vertical farm-to-market operations. Verus has also begun to explore new consumer packaged goods (“CPG”) non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional presence in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), with deep roots in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. The Company’s long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia and Australia.

F-7

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements for the years ended October 31, 2018 and 2017 include the operations of Verus MENA effective May 1, 2018, Verus Foods, Inc. effective January 2017, and Gulf Agro Trading, LLC through April 30, 2018 (see Note 15). The historical operations of subsidiaries RealBiz 360 Enterprise (Canada), Inc., RealBiz 360, Inc., and its wholly-owned subsidiary, Webdigs, LLC, which includes the dormant wholly owned subsidiaries of Home Equity Advisors, LLC, and Credit Garage, LLC from the recapitalization date of October 9, 2012 are reported as discontinued operations for all periods presented through July 31, 2018 (see Note 15). All significant intercompany accounts and transactions have been eliminated in the consolidation.

Reclassifications

Certain reclassifications have been made to prior year’s consolidated financial statements to enhance comparability with the current year’s consolidated financial statements, including, but not limited to presenting the spin-off of the real estate segment as discontinued operations for all periods presented.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, valuation of derivative liabilities, stock-based compensation, and the deferred tax asset valuation allowance.

Concentrations of Credit Risk

The Company’s food products accounts receivable, net and revenues as of and for the year ended October 31, 2018 were geographically concentrated with customers located in the GCC countries. In addition, significant concentrations existed with a limited number of customers. Approximately 84% of accounts receivable, net as of October 31, 2018 was concentrated with six customers and approximately 64% of revenues for the year ended October 31, 2018 were concentrated with five customers. The loss of one or more of our top four customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition.

The Company purchases substantially all of its food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which we purchase could adversely affect our operating results if we were unable to fully offset the effect of these increased costs through price increases, and we can provide no assurance that we will be able to pass along such increased costs to our customers. Furthermore, if we cannot obtain sufficient food products or our suppliers cease to be available to us, we could experience shortages in our food products or be unable to meet our commitments to customers. Alternative sources of food products, if available, may be more expensive. For periods in which the prices are declining, the Company may be required to write down its inventory carrying cost which, depending on the extent of the differences between market price and carrying cost, could have a material adverse effect on the Company’s consolidated results of operations and financial position.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at October 31, 2018 or October 31, 2017.

F-8

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketable securities

During January 2018, as part of the legal settlement with Monaker Group, Inc. (“Monaker”), NestBuilder received Monaker common shares valued at $32,270, which were classified as “available for sale” securities until being spun-off on August 1, 2018 (see Note 14). Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, our marketable securities are trading securities and changes are reflected in our statement of operations.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company has determined the allowance for doubtful accounts to be $0 and $45,933 as of October 31, 2018 and 2017, respectively.

Inventory

Inventory is stated at the lower of net realizable value, determined on the first-in, first-out basis, or cost. Net realizable value is based on estimated selling prices in the ordinary course of business less reasonably predictable costs of completion and transportation.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $0 and $10,311 for the years ended October 31, 2018 and 2017, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended October 31, 2018 and 2017, the Company did not impair any long-lived assets.

Fair Value of Financial Instruments

The Company has adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-9

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company’s price to its customer is fixed or determinable and (4) collectability is reasonably assured.

Cost of Revenues

Cost of revenues represents the cost of the food products sold during the periods presented.

Share-Based Compensation

The Company computes share based payments in accordance with ASC 718-10 “Compensation” (“ASC 718-10”). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income. The Company determined due to the lack of an active market for the Company’s common stock that there was no derivative liability associated with the convertible notes entered into during the year ended October 31, 2018.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (the “FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Foreign Currency

Assets and liabilities of non-U.S. subsidiaries, where the functional currency is not the U.S. dollar, have been translated at year-end exchange rates and profit and loss accounts have been translated using average exchange rates. Foreign currency translation gains and losses are included in the Consolidated Statements of Operations and Comprehensive Loss as a component of comprehensive loss. Assets and liabilities of an entity that are denominated in currencies other than an entity’s functional currency are re-measured into the functional currency using end of period exchange rates or historical rates, where applicable to certain balances. Gains and losses related to these re-measurements are recorded within the Consolidated Statements of Operations and Comprehensive Loss as a component of other income (expense).

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its October 31, 2018, 2017 and 2016 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended October 31, 2018 and 2017.

F-10

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the years ended October 31, 2018 and 2017 as we incurred a net loss for those periods. As of October 31, 2018, there were outstanding warrants to purchase 123,761,716 shares of the Company’s common stock and approximately 276 million shares of the Company’s common stock to be issued which may dilute future earnings per share.

Recently Adopted Accounting Standards

In July 2017, the FASB issued ASU 2017-11, Update to Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period, however, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this update do not require any transition guidance because those amendments do not have an accounting effect. The ASU makes limited changes to the guidance on classifying certain financial instruments as either liabilities or equity. The ASU is intended to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in ASC 480 on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. We early adopted the new standard effective November 1, 2017, and determined the adoption of ASU 2017-11 did not have a material impact on our financial position, results of operations, or cash flows.

Recently Issued Accounting Standards Not Yet Adopted

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 for all entities by one year. This update is effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. Earlier application was permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. ASU 2014-09 was to become effective for us beginning November 1, 2017; however, ASU 2015-14 deferred our effective date until November 1, 2018, which is when we plan to adopt this standard. The ASU permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The ASU also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required for customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. We have completed the process of evaluating the effect of the adoption and determined there were no changes required to our reported revenues as a result of the adoption. The majority of our revenue arrangements generally consist of a single performance obligation to transfer promised goods (sales of food and beverage products to customers). Based on our evaluation process and review of our contracts with customers, the timing and amount of revenue recognized based on ASU 2015-14 is consistent with our revenue recognition policy under previous guidance. We adopted the new standard effective November 1, 2018, using the modified retrospective approach, and will expand our consolidated financial statement disclosures in order to comply with the ASU. We have determined the adoption of ASU 2015-14 will not have a material impact on our financial position, results of operations, or cash flows.

F-11

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842, which amends certain aspects of the new lease standard. The Company is currently evaluating the impact of adopting ASU 2016-02 and ASU 2017-13 on the Company’s financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides clarification on classifying a variety of activities within the statement of cash flows. The standard is effective for the Company as of November 1, 2018, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The new standard changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The standard is effective for the Company as of November 1, 2018. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this ASU provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. This ASU is the final version of proposed ASU 2015-330 Business Combinations (Topic 805) – Clarifying the Definition of a Business, which has been deleted. The amendments in this ASU are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The standard is effective for the Company as of November 1, 2018. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this ASU provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This ASU is the final version of proposed ASU 2016-360—Compensation—Stock Compensation (Topic 718)—Scope of Modification Accounting, which has been deleted. The amendments in this ASU are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The standard is effective for the Company as of November 1, 2018. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This ASU provides new guidance about income statement classification and eliminates the requirement to separately measure and report hedge ineffectiveness. The entire change in fair value for qualifying hedge instruments included in the effectiveness will be recorded in other comprehensive income (OCI) and amounts deferred in OCI will be reclassified to earnings in the same income statement line item in which the earnings effect of the hedged item is reported. The standard is effective for the Company as of November 1, 2019, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of November 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying consolidated financial statements.

F-12

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of $2,824,292 and $1,278,209 and has incurred negative cash flows from operations of $1,070,299 and $972,816 for the years ended October 31, 2018 and 2017, respectively. As of October 31, 2018, the Company had a working capital deficit of $1,573,851, and an accumulated deficit of $26,104,740. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing, without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months and to fund the growth of our food business, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

Note 4: Property and Equipment

At October 31, 2018 and 2017, the Company’s property and equipment are as follows:

	Estimated Life (in years)	October 31, 2018	October 31, 2017

Office equipment	3	$98,341	$82,719
Less: accumulated depreciation		(82,719)	(82,719)

		$15,622	$-

The Company has recorded $0 and $10,311 of depreciation expense for the years ended October 31, 2018 and 2017, respectively. There was no property and equipment impairments recorded for the years ended October 31, 2018 and 2017.

F-13

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 5: CONVERTIBLE NOTES PAYABLE

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

At October 31, 2018 and October 31, 2017, there was $622,026 and $975,250 of convertible notes payable outstanding, respectively, net of discounts of $4,765 and $15,000, respectively. Additionally, at October 31, 2018, the Company was in default with respect to certain convertible notes as a result of not having sufficient shares of common stock available for issuance upon the conversion of such notes and certain cross-default provisions. The default provisions include 1) default interest rates ranging from 18% to 24% per annum, and 2) an increase in the total amount due calculated by multiplying the aggregate of the then outstanding principal amount of the note, together with accrued and unpaid interest thereon, plus default interest by 200%. As of October 31, 2018, the principal amount of the notes together with accrued interest totaled $1,709,948, consisting of $875,100 of default principal and $171,569 of default interest.

During the year ending October 31, 2018, the Company made a payment of $57,952 to Power Up Lending Group, Ltd. (“Power Up”) to prepay the Power Up Note 3, which included a principal payment of $40,000 and an interest payment together with prepayment penalties of $17,952.

During the year ending October 31, 2018, holders of convertible notes converted an aggregate of $741,708 of outstanding principal, $43,977 of accrued interest and $16,250 of associated professional fees into an aggregate of 1,244,233,615 shares of the Company’s common stock.

On August 17, 2018, the Company issued Power Up a convertible note in the principal amount of $63,000 (the “Power Up Note 9”). The Power Up Note 9 accrues interest at a rate of 8% per annum and matures on May 30, 2019. Pursuant to the terms of the Power Up Note 9, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to February 13, 2019, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the Power Up Note 9 are convertible into shares of the Company’s common stock at a discount rate of 42% of the average of the lowest two trading prices for the Company’s common stock during the twenty trading day period ending on the latest complete trading day prior to the conversion date.

On July 26, 2018, the Company issued Auctus Fund, LLC (“Auctus”) a convertible note in the principal amount of $137,250 (the “Auctus Note 2”) with a $7,500 discount. The Auctus Note 2 accrues interest at a rate of 8% per annum and matures on April 18, 2019. Pursuant to the terms of the Auctus Note 2, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to January 22, 2019, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the Auctus Note 2 are convertible into shares of the Company’s common stock at a discount rate of 40% of the lowest trading price during the previous twenty-five trading day period ending on the latest complete trading day prior to the conversion date.

On July 5, 2018, the Company issued Power Up a convertible note in the principal amount of $53,000 (the “Power Up Note 8”). The Power Up Note 8 accrues interest at a rate of 8% per annum and matures on April 30, 2019. Pursuant to the terms of the Power Up Note 8, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to January 1, 2019, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the Power Up Note 8 are convertible into shares of the Company’s common stock at a discount rate of 42% of the average of the lowest two trading prices for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the conversion date.

On June 5, 2018, the Company issued Power Up a convertible note in the principal amount of $35,000 (the “Power Up Note 7”). The Power Up Note 7 accrues interest at a rate of 8% per annum and matures on March 30, 2019. Pursuant to the terms of the Power Up Note 7, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to December 2, 2018, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the Power Up Note 7 are convertible into shares of the Company’s common stock at a discount rate of 39% of the average of the lowest three trading prices for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the conversion date.

On January 26, 2018, the Company issued the Donald P. Monaco Insurance Trust a promissory note in the principal amount of $530,000 (the “Monaco Note”). The Monaco Note accrues interest at a rate of 12% per annum and matures on January 26, 2019. Pursuant to the terms of the Monaco Note, the Company may prepay the principal amount of the note together with accrued interest at any time prior to the date of maturity without a prepayment penalty. Pursuant to the terms of the Monaco Note, the outstanding principal and accrued interest of the Monaco Note are not convertible into shares of the Company’s common stock; provided, however, in the event that the Company fails to pay the obligations set forth in the Monaco Note on the maturity date, the holder may convert the Monaco Note into shares of the Company’s common stock at a conversion price equal to the lowest closing price of the Company’s common stock during the fifteen trading days prior to the date the holder gives notice of the default to the Company.

On December 28, 2017, the Company issued Power Up a convertible note in the principal amount of $53,000 (the “Power Up Note 6”). The Power Up Note 6 accrues interest at a rate of 8% per annum and matured on October 5, 2018. Pursuant to the terms of the Power Up Note 6, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to June 26, 2018, subject to certain prepayment penalties. Pursuant to the terms of the Power Up Note 6, the outstanding principal and accrued interest of the Power Up Note 6 are convertible into shares of the Company’s common stock at a discount rate of 39% of the average of the lowest three trading prices for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the conversion date. At various dates subsequent to issuance, all outstanding principal and interest was converted by Power Up into an aggregate of 116,301,520 shares of the Company’s common stock.

On December 21, 2017, the Company issued EMA Financial, LLC (“EMA”) a convertible note in the principal amount of $100,000 (the “EMA Note 2”). The EMA Note 2 accrues interest at a rate of 8% per annum and matures on December 21, 2018. Pursuant to the terms of the EMA Note 2, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to June 19, 2018, subject to certain prepayment penalties. Pursuant to the terms of the EMA Note 2, the outstanding principal and accrued interest on the EMA Note 2 are convertible into shares of the Company’s common stock at the lower of: (i) $0.0065, and (ii) 60% of either the lowest sale price for the common stock on the principal market during the fifteen consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower; provided, however, if the Company’s share price at any time loses the bid (as specified in the EMA Note 2), then the conversion price may, in EMA’s sole and absolute discretion, be reduced to a fixed conversion price of $0.00001, subject to the Company reducing the par value of its common stock; provided, further that, that if on the date of delivery of the conversion shares to EMA, or any date thereafter while conversion shares are held EMA, the closing bid price per share of common stock on the principal market on the trading day on which the common stock are traded is less than the sale price per share of common stock on the principal market on the trading day used to calculate the conversion price hereunder, then such conversion price shall be automatically reduced such that the conversion price shall be recalculated using the new low closing bid price (“Adjusted Conversion Price”) and shall replace the conversion price above, and EMA shall be issued a number of additional shares such that the aggregate number of shares EMA receives is based upon the Adjusted Conversion Price. In addition, it at any time the conversion price as set forth above is less than the par value of the Company’s common stock, then the conversion price shall equal the par value of the Company’s common stock and the conversion amount shall be increased to include such additional amount to the extent necessary to cause the number of shares of the Company’s common stock issuable upon conversion of the EMA Note 2 (the “EMA Note 2 Conversion Shares”) to equal the number of EMA Note 2 Conversion Shares as would have been issued had the conversion price not been adjusted to equal the par value of the Company’s common stock. At various dates subsequent to issuance, a portion of outstanding principal and interest was converted by EMA into an aggregate of 206,450,000 shares of the Company’s common stock.

On October 24, 2017, the Company issued Crossover Capital Fund I, LLC a convertible note in the principal amount of $107,500 with an original issuance discount of $7,500 (the “Crossover Note 2a”). The Crossover Note 2a accrues interest at a rate of 9% per annum and matured on July 24, 2018. Pursuant to the terms of the Crossover Note 2a, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to April 22, 2018, subject to certain prepayment penalties. Pursuant to the terms of the Crossover Note 2a, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the average of the lowest three trading prices for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the conversion date, subject to adjustment as set forth in the Crossover Note 2a.

F-14

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 5: CONVERTIBLE NOTES PAYABLE (continued)

On October 24, 2017, the Company issued Crossover Capital Fund II, LLC a convertible note in the principal amount of $107,500 with an original issue discount of $7,500 (the “Crossover Note 2b”). The Crossover Note 2b accrues interest at a rate of 9% per annum and matured on July 24, 2018. Pursuant to the terms of the Crossover Note 2b, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to April 22, 2018, subject to certain prepayment penalties. Pursuant to the terms of the Crossover Note 2b, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the average of the lowest three trading prices for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the conversion date, subject to adjustment as set forth in the Crossover Note 2b.

On October 20, 2017, the Company issued Power Up a convertible note in the principal amount of $68,000 (the “Power Up Note 5”). The Power Up Note 5 accrues interest at a rate of 8% per annum and matured on July 30, 2018. Pursuant to the terms of the Power Up Note 5, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to April 18, 2018, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price on the date of conversion, subject to certain restrictions. At various dates subsequent to issuance, all outstanding principal and interest was converted by Power Up into an aggregate of 92,939,459 shares of the Company’s common stock.

On September 1, 2017, the Company issued Power Up a convertible note in the principal amount of $78,000 (the “Power Up Note 4”). The Power Up Note 4 accrues interest at a rate of 8% per annum and matured on June 10, 2018. Pursuant to the terms of the Power Up Note 4, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to February 28, 2018, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price on the date of conversion, subject to certain restrictions. During March 2018, the Company repaid the principal and accrued interest in full on the Power Up Note 4 in the amount of $113,556.

On August 2, 2017, the Company issued JSJ Investments Inc. (“JSJ”) a convertible note in the principal amount of $77,000 (the “JSJ Note 2”). The JSJ Note 2 accrues interest at a rate of 8% per annum and matured on May 2, 2018. Pursuant to the terms of the JSJ Note 2, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to January 29, 2018, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price during the twenty trading day period ending on the trading day prior to the conversion date, subject to adjustment as set forth in the JSJ Note 2. At various dates subsequent to issuance, all outstanding principal and interest was converted by JSJ into an aggregate of 137,053,771 shares of the Company’s common stock.

On July 17, 2017, the Company issued Crossover Capital Fund II, LLC a convertible note in the principal amount of $100,250 (the “Crossover Note”). The Crossover Note accrues interest at a rate of 9% per annum and matures on April 17, 2018. Pursuant to the terms of the Crossover Note, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to January 13, 2018, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 38.5% of the lowest trading price for the Company’s common stock during the fifteen trading day period including the trading day on which a conversion notice is received by the Company, subject to adjustment as set forth in the Crossover Note. At various dates subsequent to issuance, a portion of outstanding principal and interest was converted by the lender into an aggregate of 129,500,000 shares of the Company’s common stock.

F-15

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 5: CONVERTIBLE NOTES PAYABLE (continued)

On June 29, 2017, the Company issued Power Up a convertible note in the principal amount of $40,000 (the “Power Up Note 3”). The Power Up Note 3 accrues interest at a rate of 8% per annum and matured on March 30, 2018. Pursuant to the terms of the Power Up Note 3, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to December 26, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price on the date of conversion, subject to certain restrictions. During December 2017, the Company repaid the principal and accrued interest in full on the Power Up Note 3 in the amount of $57,952.

On June 20, 2017, the Company issued EMA a convertible note in the principal amount of $100,000 (the “EMA Note”). The EMA Note accrues interest at a rate of 8% per annum and matured on June 20, 2018. Pursuant to the terms of the EMA Note, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to December 17, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 40% of the market price on the date of conversion, subject to certain restrictions. At various dates subsequent to issuance, all outstanding principal and interest was converted by EMA into an aggregate of 39,500,000 shares of the Company’s common stock.

On June 15, 2017, the Company issued GS Capital Partners, LLC a convertible note in the principal amount of $82,000 (the “GS Note”). The GS Note accrues interest at a rate of 8% per annum and matured on June 15, 2018. Pursuant to the terms of the GS Note, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to December 12, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 36% of the lowest trading price of the Company’s common stock during the twelve trading day period including the trading day on which a conversion notice is received by the Company, subject to adjustment as set forth in the GS Note. At various dates subsequent to issuance, all outstanding principal and interest was converted by the lender into an aggregate of 59,639,472 shares of the Company’s common stock.

On May 17, 2017, the Company issued Auctus a convertible note in the principal amount of $130,000 (the “Auctus Note”). The Auctus Note accrues interest at a rate of 8% per annum and matured on February 17, 2018. Pursuant to the terms of the Auctus Note, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to November 13, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 40% of the market price on the date of conversion, subject to certain restrictions. At various dates subsequent to issuance, a portion of outstanding principal and interest was converted by Auctus into an aggregate of 441,210,887 shares of the Company’s common stock.

On April 19, 2017, the Company issued JSJ a convertible note in the principal amount of $125,000 (the “JSJ Note 1”). The JSJ Note 1 accrues interest at a rate of 8% per annum and matured on January 19, 2018. Pursuant to the terms of the JSJ Note 1, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to October 16, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price on the date of conversion, subject to certain restrictions. At various dates subsequent to issuance, all outstanding principal and interest was converted by JSJ into an aggregate of 25,497,818 shares of the Company’s common stock.

On April 4, 2017, the Company issued Power Up a convertible note in the principal amount of $38,000 (the “Power Up Note 2”). The Power Up Note 2 accrues interest at a rate of 8% per annum and matured on January 30, 2018. Pursuant to the terms of the Power Up Note 2, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to October 1, 2017, subject to certain prepayment penalties. In addition, the outstanding principal and accrued interest of the note are convertible into shares of the Company’s common stock at a discount rate of 39% of the market price on the date of conversion, subject to certain restrictions. In October 2017, the outstanding principal and interest on the Power Up Note 2 was converted by Power Up into an aggregate of 4,358,555 shares of the Company’s common stock.

On February 21, 2017, the Company issued Power Up a convertible note in the principal amount of $78,500 (the “Power Up Note 1”). The Power Up Note 1 accrues interest at a rate of 8% per annum and matured on November 30, 2017. Pursuant to the terms of the Power Up Note 1, the Company may prepay the principal amount of the note together with accrued interest at any time on or prior to August 28, 2017, subject to certain prepayment penalties. In August 2017, the Company repaid the principal and accrued interest in full on the Power Up Note 1 in the amount of $114,211.

During December 2016, one of our convertible noteholders converted $25,000 of outstanding principal into 25,000 shares of our Series C Convertible Preferred Stock, at a price of $1.00 per share.

F-16

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 5: CONVERTIBLE NOTES PAYABLE (continued)

On December 31, 2016, the holders of convertible notes with an aggregate outstanding principal and accrued interest balance of $801,935 converted their notes into an aggregate of 69,368,539 shares of the Company’s common stock.

NOTE 6: NON-CONTROLLING INTEREST

During June 2015, RealBiz entered into an agreement to purchase the minority interest in its Canadian subsidiaries from former employees for four million shares of RealBiz common stock with a fair market value of approximately $240,000. These shares of common stock were never issued by the Company and the Company has continued to report a Non-controlling Interest in its Canadian subsidiaries. In addition, in August 2015, RealBiz filed a Complaint in the Superior Court of the State of California against the same former employees alleging certain breaches of contract and violation of non-compete agreements. The Complaint was settled in August 2016 with both parties agreeing to a mutual release of any further obligations between the parties which included the issuance of the four million shares of RealBiz common stock for the minority interest purchase.

As the impact of not recording the purchase of the non-controlling interest in Q3 2015 and the Complaint settlement in Q3 2016 is considered immaterial to the current and prior periods, the transactions were recorded in Q4 2017 as of the beginning of the quarter. The financial statement impact of recording the transactions in Q4 2017 was a reclassification of the July 31, 2017 Non-controlling Interest balance of $241,474 to Accumulated Deficit which increased Accumulated Deficit as of July 31, 2017 from $21,966,603 to $22,208,077.

As a result of the spin-off of the real estate segment, all related assets and liabilities for periods prior to August 1, 2018 are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income from discontinued operations within the consolidated statements of operations and comprehensive income (loss).

NOTE 7: STOCKHOLDERS’ EQUITY

The total number of shares of all classes of stock that the Company shall have the authority to issue is 1,625,000,000 shares consisting of 1,500,000,000 shares of common stock with a $0.001 par value per share; of which 1,500,000,000 are outstanding as of October 31, 2018 and 125,000,000 shares of preferred stock, par value $0.001 per share of which (A) 120,000,000 shares have been designated as Series A Convertible Preferred of which 44,570,101 are outstanding as of October 31, 2018, (B) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which no shares are outstanding as of October 31, 2018 and (C) 1,000,000 have been designated as Series C Convertible Preferred Stock, of which 160,000 shares are outstanding as of October 31, 2018.

F-17

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 7: STOCKHOLDERS’ EQUITY (continued)

Common Stock

During the year ended October 31, 2018, the Company:

●	issued 1,244,233,615 shares of its common stock valued at $801,936 as repayment for outstanding principal and interest on convertible promissory notes as requested by the note holders according to contractual terms.

●	issued 44,470,101 shares of its Series A Convertible Preferred Stock and 10,559,890 shares of its common stock valued at $330,180 as a result of the Monaker litigation settlement.

●	retired 4,163,315 shares of its common stock as a result of the NestBuilder spin-off transaction.

●	committed to issue 152,029,899 shares of its common stock valued at $456,090 as a result of an additional settlement with Monaker.

●	issued warrants to purchase 117,055,586 shares of its common stock valued at $299,635 under the provisions of the employment agreement of the Company’s Chief Executive Officer.

During the year ended October 31, 2017, the Company:

●	granted shares of restricted stock on January 2, 2017, to Mr. Alex Aliksanyan, Mr. Thomas Grbelja, the Company’s former chief executive officer and chief financial officer, respectively, and another employee pursuant to their separate Restricted Stock Grant Agreements, dated January 2, 2017, and the terms of their separate employment agreements. Mr. Aliksanyan, Mr. Grbelja and the third employee were granted 13,699,350, 6,309,596 and 1,973,615 shares of restricted common stock, respectively. The shares of restricted common stock issued pursuant to these grants cannot be transferred for six months. These shares were granted for services previously performed in their roles with the Company.

Conversion of Convertible Notes

During the year ended October 31, 2018, the holders of convertible notes with aggregate outstanding principal and accrued interest balances of an aggregate of $1,801,935 converted their notes into an aggregate of 1,244,233,615 shares of our common stock.

F-18

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 7: STOCKHOLDERS’ EQUITY (continued)

Common Stock Warrants

The Company estimates the fair value of each option award on the date of grant using a black-scholes option valuation model that uses the assumptions noted in the table below. Because black-scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following assumptions were utilized during 2018:

Expected volatility	1.45% - 6.30%
Weighted-average volatility	3.52%
Expected dividends	0%
Expected term (in years)	1.0
Risk-free rate	1.09% - 2.67%

The following table sets forth common share purchase warrants outstanding as of October 31, 2018:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2017	17,786,467	$0.016	$0.00
Warrants granted and issued	105,975,249	$0.006	$0.00
Warrants forfeited	-	$-	$-
Outstanding, October 31, 2018	123,761,716	$0.007	$0.00

Common stock issuable upon exercise of warrants	123,761,716	$0.007	$0.00

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at October 31,	Contractual	Exercise	at October 31,	Exercise
Prices	2018	Life (Years)	Price	2018	Price
$0.006	120,556,716	0.98	$0.006	120,556,716	$0.006
$0.025	1,000,000	1.17	$0.025	1,000,000	$0.025
$0.050	1,000,000	0.47	$0.050	1,000,000	$0.050
$0.100	1,205,000	1.35	$0.100	1,205,000	$0.100
	123,761,716	0.98	$0.007	123,761,716	$0.007

The following table sets forth common share purchase warrants outstanding as of October 31, 2017:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2016	16,055,000	$0.061	$0.00
Warrants granted and issued	16,581,467	$0.010	$0.00
Warrants forfeited	(14,850,000)	$(0.054)	$0.00
Outstanding, October 31, 2017	17,786,467	$0.016	$0.00

Common stock issuable upon exercise of warrants	17,786,467	$0.016	$0.00

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at October 31,	Contractual	Exercise	at October 31,	Exercise
Prices	2017	Life (Years)	Price	2017	Price
$0.006	14,581,467	3.87	$0.006	14,581,467	$0.006
$0.025	1,000,000	2.17	$0.025	1,000,000	$0.025
$0.050	1,000,000	1.47	$0.050	1,000,000	$0.050
$0.100	1,205,000	2.35	$0.100	1,205,000	$0.100
	17,786,467	3.77	$0.016	17,786,467	$0.016

F-19

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 7: STOCKHOLDERS’ EQUITY (continued)

Series A Convertible Preferred Stock

On October 14, 2014, the Company filed a certificate of amendment to its Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock with the Delaware Secretary of State pursuant to the July 31, 2014 Board of Directors approval to increase the Series A Convertible Preferred A shares from 100,000,000 shares to 120,000,000 shares. The Series A Convertible Preferred Stock was issued at $0.001 par value and bear dividends at a rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Convertible Preferred Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each 20 shares of Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into one share of Common Stock. Each holder of Series A Convertible Preferred Stock shall be entitled to one vote for each whole share of common stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a “liquidation event”), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the “net assets available for distribution”). The holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Convertible Preferred Stock or to the Common Stock, an amount for each share of Series A Convertible Preferred Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the “Series A Liquidation Amount”).

On February 8, 2019, the Company filed the Second Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Second Amended and Restated COD”) whereby the Company removed the anti-dilution protection for holders of Series A Convertible Preferred Stock, removed all preferred stock dividends, reduced the conversion rate of each share of Series A Convertible Preferred Stock into one share of Common Stock, and provided holders of such preferred stock with a right of participation in future financings. The Second Amended and Restated COD became effective upon filing with the Delaware Secretary of State on February 8, 2019 (See Note 16).

Accrued and declared preferred stock dividends on the outstanding preferred shares as of October 31, 2018 and 2017 totaled $0 for both periods.

On February 26, 2018, the Company entered into an inducement agreement (the “Inducement Agreement”) effective as of February 8, 2019, pursuant to which the Company will issue Monaker 152,029,899 shares of its common stock as an inducement to remove certain anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation in connection with the Company’s offering of a convertible promissory note in the original principal amount of $1,250,000 and a three-year warrant to purchase up to 925,925,925 shares of the Company’s common stock. At October 31, 2018, the value of the 152,029,899 shares of common stock was $456,090 and was recorded as shares to be issued within our Consolidated Statement of Changes in Stockholders’ Deficit.

On January 19, 2017, we issued 100,000 shares of Series A Convertible Preferred Stock to Mr. Anshu Bhatnagar, the Company’s Chief Executive Officer, for $610.

In December 2016, the Company cancelled 44,560,760 shares of Series A Convertible Preferred Stock and 10,559,892 shares of common stock which were held by Monaker in connection with an over issuance of shares of common stock relating the conversion of the Monaker dual convertible preferred shares.

In December 2016, the Company converted 1,155,625 of its Series A Convertible Preferred Stock into an aggregate of 1,155,800 shares of common stock.

As of October 31, 2018 and 2017, there were 44,570,101 and 100,000, shares of Series A Convertible Preferred Stock outstanding, respectively.

Series B Convertible Preferred Stock

On July 31, 2014, the Company’s Board of Directors approved the creation of a new Series B Convertible Preferred Stock and on October 14, 2014 the Company filed a Certificate of Designation of Series B Convertible Preferred Stock with the Delaware Secretary of State designating 1,000,000 shares, par value of $0.001 per share, as Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock have a stated value of $5.00 per share. The Series B Convertible Preferred Stock accrue dividends at a rate of 10% per annum on the stated value of such shares of the Series B Convertible Preferred Stock. Dividends accrue whether or not they have been declared by the board of directors. At the election of the Company, it may satisfy its obligations to pay dividends on the Series B Convertible Preferred Stock by issuing shares of common stock to the holders of Series B Convertible Preferred Stock on a uniform and prorated basis. Each share of Series B Convertible Preferred Stock is convertible at the option of the holder thereof at any time into a number of shares of common stock determined by dividing the stated value by the conversion price then in effect. The conversion price for the Series B Convertible Preferred Stock is equal to $0.05 per share, subject to adjustment. Each holder of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to 200 votes for each shares of Series B Convertible Preferred Stock held by them.

F-20

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 7: STOCKHOLDERS’ EQUITY (continued)

Series B Convertible Preferred Stock

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a “liquidation event”), the board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the “net assets available for distribution”). The holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the net assets available for distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series B Convertible Preferred Stock or to the common stock, an amount for each share of Series B Convertible Preferred Stock equal to all accrued and unpaid preferred dividends plus the stated value, as adjusted.

As of October 31, 2018 and 2017, there were no shares of Series B Convertible Preferred Stock outstanding.

Series C Convertible Preferred Stock

Pursuant to authority granted by our certificate of incorporation and applicable state law, our Board of Directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the shares of common stock offered hereby. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to the shares of our common stock. Finally, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute the per-share book value of the Company. For example, our Series C Convertible Preferred Stock contain voting rights which provide each share of Series C Convertible Preferred Stock with 100 votes for each shares of common stock into which the Series C Convertible Preferred Stock is convertible. Accordingly, our currently outstanding 160,000 shares of Series C Convertible Preferred Stock (which are convertible into 16,000,000 common shares) are entitled to 1,600,000,000 votes on any matter presented for a vote to our common stockholders. This has resulted in the holders of our Series C Convertible Preferred Stock having voting majority voting control of our corporation.

On January 6, 2017, we issued 100,000 shares of Series C Convertible Preferred Stock to Mr. Anshu Bhatnagar, the Company’s Chief Executive Officer, for $100,000.

In December 2016, one of our convertible noteholders converted $25,000 of outstanding principal into 25,000 shares of our Series C Convertible Preferred Stock, at a price of $1.00 per share.

As of October 31, 2018 and 2017, there were 160,000 shares of Series C Convertible Preferred Stock outstanding, respectively.

NOTE 8: RELATED PARTY TRANSACTIONS

At October 31, 2018, Anshu Bhatnagar, our Chief Executive Officer was due warrants to acquire 117,055,586 shares of common stock under the provisions of his employment agreement. Since there were no authorized shares of common stock available for issuance, on December 28, 2018, the Board of Directors awarded our Chief Executive Officer 294,545 shares of Series C Preferred Stock, in lieu of the 117,055,586 shares of Common Stock due him, and inclusive of 501,130 shares of Common Stock related to an incentive bonus as approved by the Board of Directors. At October 31, 2018, the value of the 117,055,586 shares of common stock was $299,635 and was recorded within our Consolidated Statement of Changes in Stockholders’ Deficit. During the fiscal year ending October 31, 2017, there were no related party transactions to report.

F-21

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 9: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted. Due to recurring losses, the Company’s tax provision for the years ended October 31, 2018 and 2017 was $0.

The provision for income taxes varies from the statutory rate applied to the net loss as follows for the years ended October 31:

	2018	2017
Federal income tax benefit at statutory rate (23%)	$(659,190)	$(447,373)
State taxes, net of federal benefit	(127,093)	(57,519)
Effect of Canadian tax and exchange rates	(257,084)	(19,893)
Nondeductible expenses	90,961	53,709
Change in valuation allowance	(952,406)	(471,076)

Provision for income taxes	$-	$-

	2018	2017
Deferred tax assets (liabilities)
Net operating loss carryforwards (U.S.)	$2,594,497	$2,877,555
Net operating loss carryforwards (Canada)	1,021,065	1,099,050

Net deferred tax assets	3,615,562	3,976,605
Valuation allowance	(3,615,562)	(3,976,605)

Provision for income taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance decreased by $361,043 and $471,076 during the fiscal years ended October 31, 2018 and 2017, respectively.

As of October 31, 2018 the Company has a total net operating loss carryforward of approximately $14,027,399. Net operating loss carryforwards expire through 2037. Under the Internal Revenue Code Section 382 and the Canadian Tax Act, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods. Effective December 22, 2017 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%. The new bill reduced the blended tax rate for the Company from 39.5% to 27.8%. The change in blended tax rate reduced the 2018 net operating loss carry forward deferred tax assets by $1,424,404.

F-22

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

Note 10: Segment reporting

Through July 31, 2018, the Company had two reportable segments: real estate and food products. On July 31, 2018, the real estate segment was spun-off into a separate public company, leaving the Company with only the food products segment (see Note 14).

NOTE 11: QUARTERLY DATA (UNAUDITED)

The tables below provide the Company’s unaudited condensed consolidated results of operations for each quarter during the year ended October 31, 2018:

	Fiscal year ended October 31, 2018
	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Revenue	$996,126	$1,238,318	$1,371,445	$2,196,148
Cost of revenue	938,190	1,026,581	1,147,231	1,941,452
Gross Profit	57,936	211,737	224,214	254,697
Operating Expenses	281,746	481,068	336,231	560,036
Operating (loss) income	(223,810)	(269,331)	(112,017)	(305,339)
Other Income (Expense)	(400,740)	(30,450)	(799,493)	(942,298)
Loss from continuing operations before income taxes	(624,550)	(299,781)	(911,510)	(1,247,637)
Income taxes	-	-	-	-
Loss from continuing operations	(624,550)	(299,781)	(911,510)	(1,247,637)
Income (loss) from discontinued operations	117,544	(10,779)	152,422	-
Net loss	$(507,006)	$(310,560)	$(759,088)	$(1,247,637)

Per Share Data:
Loss from continuing operations per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Earnings (loss) from discontinued operations per common share - basic and diluted	$0.00	$(0.00)	$0.00	$0.00

Loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding – basic and diluted	274,118,608	355,330,860	827,585,586	1,500,000,000

NOTE 12: COMMITMENTS AND CONTINGENCIES

The Company’s future fiscal year minimum lease payments for its corporate office operating lease are as follows:

2019	$87,971
2020	$90,610
2021	$93,610
2022	$15,746
Total	$287,656

Rent expense for the Company’s corporate office for the fiscal years ending October 31, 2018 and 2017 was $78,681 and $59,358, respectively.

F-23

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 13: LITIGATION

RealBiz v. Monaker, Case No. 0:16-cv-61017-FAM. This matter was set for trial in March 2018. The Company had a pending Motion for Summary Judgment to be ruled on by the court before trial. The Company believes it was owed approximately $1.3 million from Monaker according to the companies’ prior audited financial statements that showed this debt due to the Company from Monaker. Monaker had countersued the Company and claims that Monaker’s financial statements were materially incorrect and needed to be restated, and that as a result of Monaker’s subsequent review of its financials the Company owed Monaker money.

Monaker v. RealBiz, Case No. 1:16-cv-24978-DLG. This case was set for trial in January 2018. This case stems from the Company’s adjustment to its books to reflect Monaker’s prior over issuance of the Company’s shares when the Company used the incorrect conversion ratio pursuant to the Company’s Series A Preferred Stock Amended Certificate of Designation (the “COD”) that was filed with the Secretary of State of Delaware in October 2014. Monaker argued that said COD, which was signed by Monaker’s current CEO when he was also the CEO for the Company includes a drafting error and should be disregarded by the court. Monaker seeks the return of the shares of Series A Preferred Stock that were cancelled after the Company’s adjustment after identifying the conversion ratio error in November 2016, or alternatively, monetary damages to account for Monaker’s share reduction.

On December 22, 2017, the foregoing litigation was settled with the issuance of 44,470,101 shares of the Company’s Series A Convertible Preferred Stock and 10,559,890 shares of the Company’s common stock to Monaker and a $100,000 payment to NestBuilder by Monaker. The settlement included an anti-dilution provision requiring the Company to issue additional shares of its preferred or common stock to Monaker to maintain Monaker’s ownership percentage as of the date of the settlement. On February 26, 2019, the Company entered into an inducement agreement (the “Inducement Agreement”) effective as of February 8, 2019, pursuant to which the Company will issue Monaker 152,029,899 shares of its common stock as an inducement to remove certain anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation in connection with the Company’s offering of a convertible promissory note in the original principal amount of $1,250,000 and a three-year warrant to purchase up to 925,925,925 shares of the Company’s common stock. At October 31, 2018, the value of the 152,029,899 shares of common stock was $456,090 and was recorded as shares to be issued within our Consolidated Statement of Changes in Stockholders’ Deficit.

In addition, on January 29, 2018, additional litigation between the Company and NestBuilder was settled with the Company agreeing to pay NestBuilder $30,000 and NestBuilder agreeing to return to the Company 4,163,315 shares of the Company’s common stock.

NOTE 14: DISCONTINUED OPERATIONS

Through July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) our Real Estate Virtual Tour and Media group (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of our programs was our proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and TV. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, email or distributed to multiple real estate websites, broadband or television for consumer viewing.

The spin-off was recorded at the carrying amount of the real estate segment’s net assets of $12,261 as of July 31, 2018, as follows:

July 31, 2018
Assets
Current Assets
Cash	$80,969
Marketable Securities	27,727
Accounts receivable, net	146
Other assets	13,303
Total Current Assets	$122,144

Liabilities
Current Liabilities
Accounts payable and accrued expenses	109,883
Total Current Liabilities	$109,883

Net Assets of Real Estate Segment	$12,261

As a result of the spin-off of our real estate segment, all related assets and liabilities for periods prior to August 1, 2018 are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income from discontinued operations within the consolidated statements of operations and comprehensive income (loss).

The assets and liabilities associated with discontinued operations included in our Consolidated Balance Sheet were as follows:

	October 31, 2018	October 31, 2017
	Continuing	Discontinued	Continuing	Total
Assets
Current Assets
Cash	$28,554	$28,810	$251,301	$280,111
Accounts receivable, net	1,246,301	9,564	812,748	822,312
Inventory	90,589	-	341,188	341,188
Prepaid expenses	12,412	3,300	-	3,300
Other assets	8,629	-	16,621	16,621
Total Current Assets	$1,386,485	$41,674	$1,421,858	$1,463,532

Liabilities
Current Liabilities
Accounts payable and accrued expenses	642,739	396,407	834,591	1,230,998
Interest payable	257,170	-	22,560	22,560
Due to officer	33,301	-	33,301	33,301
Note payable	530,000	-	-	-
Convertible notes payable, net	1,497,126	-	975,250	975,250
Total Current Liabilities	$2,960,336	$396,407	$1,865,702	$2,262,109

F-24

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 14: DISCONTINUED OPERATIONS (continued)

The revenues and expenses associated with discontinued operations included in our Consolidated Statements of operations were as follows:

	Year Ended
	October 31,
	2018			2017
	Discontinued	Continuing	Total	Discontinued	Continuing	Total
Revenue	$216,316	$5,802,037	$6,018,353	$386,179	$2,888,094	$3,274,273
Cost of revenue	56,800	5,053,453	5,110,253	145,299	2,510,621	2,655,920
Gross Profit	159,516	748,584	908,099	240,880	377,473	618,353
Operating Expenses:
Salaries and benefits	82,326	488,577	570,902	176,272	941,456	1,117,728
Selling and promotions expense	824	-	824	2,901	965	3,866
Legal and professional fees	82,999	285,138	368,137	46,006	450,335	496,341
General and administrative	71,714	885,367	957,081	74,938	204,028	278,966
Total Operating Expenses	237,863	1,659,081	1,896,944	300,117	1,596,784	1,896,901
Operating loss	(78,347)	(910,498)	(988,845)	(59,237)	(1,219,310)	(1,278,547)
Other Income (Expense):
Interest expense	(1,322)	(320,527)	(321,849)	(1,272)	(144,674)	(145,946)
Gain (Loss) on legal settlement of accounts payable and convertible debt	338,855	(914,353)	(575,497)	-	-	-
Gain (Loss) on extinguishment of debt	-	-	-	170,000	(23,716)	146,284
Default principal increase on convertible notes payable	-	(938,100)	(938,100)	-	-	-
Total Other Income (Expense)	337,533	(2,172,980)	(1,835,447)	168,728	(168,390)	338
Income (loss) before income taxes	259,186	(3,083,478)	(2,824,292)	109,491	(1,387,700)	(1,278,209)
Income taxes	-	-	-	-	-	-
Net income (loss)	$259,186	$(3,083,478)	$(2,824,292)	$109,491	$(1,387,700)	$(1,278,209)

F-25

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2018 and 2017

NOTE 15: BUSINESS DIVESTITURE

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro. This transaction benefited VME by providing VME with a broader license for product distribution and full control of all intellectual property rights.

NOTE 16: SUBSEQUENT EVENTS

On December 26, 2018, the board of directors of the Company adopted the Verus International, Inc. 2018 Equity Incentive Plan pursuant to which, subject to an increase in the Company’s authorized common stock, the Company reserved 149,900,000 shares of common stock for issuance thereunder.

On December 28, 2018, the Board of Directors awarded the Company’s Chief Executive Officer 294,545 shares of Series C Preferred Stock, in lieu of the 117,055,586 warrants to acquire shares of Common Stock due him, and inclusive of 501,130 shares of Common Stock related to an incentive bonus as approved by the Board of Directors.

On January 11, 2019, stockholders holding a majority of the voting power of the Company’s issued and outstanding shares of voting stock, executed a unanimous written consent approving 1) the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of Common Stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the Common Stock and preferred stock to $0.000001 from $0.001 per share; and 2) grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-400, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date, as defined.  The increase in authorized shares occurs a minimum of 20 days after the mailing of the required information statement to shareholders.

In connection with the closing of the transactions contemplated by that certain securities purchase agreement dated February 8, 2019 by and between the Company and an accredited investor (the “SPA”), the Company entered into (i) amendment no. 1 dated January 26, 2019 to the promissory note issued in favor of the Donald P. Monaco Insurance Trust (the “Note”) whereby the maturity date of the Note was amended to January 26, 2020 and (ii) amendment no. 2 dated February 8, 2019 to the Note whereby the maturity date of the Note was amended to November 8, 2019.

Also in connection with the closing of the transactions contemplated by the SPA, on February 8, 2019, the Company filed the Second Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Second Amended and Restated COD”) whereby the Company removed the anti-dilution protection for holders of Series A Convertible Preferred Stock and provided holders of such preferred stock with a right of participation in future financings. The Second Amended and Restated COD became effective upon filing with the Delaware Secretary of State on February 8, 2019.

On February 26, 2019, the Company entered into an inducement agreement (the “Inducement Agreement”) effective as of February 8, 2019, pursuant to which the Company will issue Monaker 152,029,899 shares of its common stock as an inducement to remove certain anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation in connection with the Company’s offering of a convertible promissory note in the original principal amount of $1,250,000 and a three-year warrant to purchase up to 925,925,925 shares of the Company’s common stock. At October 31, 2018, the value of the 152,029,899 shares of common stock was $456,090 and was recorded as shares to be issued within our Consolidated Statement of Changes in Stockholders’ Deficit.

On February 8, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “First Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $1,250,000 (the “First Note”) and a three-year warrant to purchase up to 925,925,925 shares of the Company’s common stock. In connection with the securities purchase agreement, the Company also entered into a Registration Rights Agreement with the First Investor (the “First Registration Rights Agreement”), pursuant to which the Company is required to file a Registration Statement on Form S-1 (or Form S-3, if available) (the “Registration Statement”) covering the resale of the Registrable Securities (as defined in the First Registration Rights Agreement) within 60 days of February 8, 2019. The Company is further required to use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the earlier of: (x) (i) in the event that the Registration Statement is not subject to a review by the SEC, 120 calendar days after February 8, 2019 or (ii) in the event that the Registration Statement is subject to a limited or full review by the SEC, 140 calendar days after February 8, 2019; and (y) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

On February 11, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Second Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $200,000 and a three-year warrant to purchase up to 148,148,148 shares of the Company’s common stock. In connection with the securities purchase agreement, the Company also entered into a Registration Rights Agreement with the Second Investor (the “Second Registration Rights Agreement”), pursuant to which the Company is required to file the Registration Statement covering the resale of the Registrable Securities (as defined in the Second Registration Rights Agreement) within 60 days of February 11, 2019. The Company is further required to use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the earlier of: (x) (i) in the event that the Registration Statement is not subject to review by the SEC, 120 calendar days after February 11, 2019 or (ii) in the event that the Registration Statement is subject to a limited or full review by the SEC, 140 calendar days after February 11, 2019; and (y) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

On February 8, 2019, in conjunction with the February 8, 2019 securities purchase agreement, the Company used a portion of such proceeds to payoff all convertible note holders at an aggregate amount less than the total amount due, which consisted of the principal amount of the notes, accrued interest, and penalties consisting of default principal and interest. The aggregate payoff proceeds of $1,118,049 paid all convertible note holders in full and resulted in a gain on extinguishment of debt of $681,945.

F-26

Verus International, Inc.

Consolidated Balance Sheets

(Unaudited)

	April 30, 2019	October 31, 2018
Assets
Current Assets
Cash	$493,032	$28,554
Accounts receivable, net	1,836,294	1,246,301
Inventory	252,861	90,589
Prepaid expenses	13,637	12,412
Other assets	8,629	8,629
Total Current Assets	2,604,453	1,386,485
Property and equipment, net	14,725	15,622
Intangible asset - license, net	307,377	-
Total Assets	$2,926,555	$1,402,107

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$1,668,096	$642,739
Interest payable	107,590	257,170
Due to former officer	31,301	33,301
Notes payable	530,000	530,000
Convertible notes payable, net	510,000	1,497,126
Total Current Liabilities	2,846,987	2,960,336

Commitments and Contingencies (Note 10)

Stockholders’ Equity (Deficit)
Series A convertible preferred stock, $0.001 par value; 120,000,000 shares authorized and 44,570,101 shares issued and outstanding at April 30, 2019 and October 31, 2018	44,570	44,570

Series B convertible preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding at April 30, 2019 and October 31, 2018	-	-

Series C convertible preferred stock, $0.001 par value; 1,000,000 shares authorized and 430,801 and 160,000 shares issued and outstanding at April 30, 2019 and October 31, 2018, respectively	431	160

Common stock, $0.000001 par value; 7,500,000,000 shares authorized and 1,654,529,899 and 1,500,000,000 shares issued at April 30, 2019 and October 31, 2018, respectively	1,655	1,500,000

Additional paid-in-capital	22,853,274	22,545,691
Shares to be issued	1,458,244	456,090
Accumulated deficit	(24,278,606)	(26,104,740)
Total Stockholders’ Equity (Deficit)	79,568	(1,558,229)
Total Liabilities and Stockholders’ Equity (Deficit)	$2,926,555	$1,402,107

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-27

Verus International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Revenue	$2,942,435	$1,165,146	$5,386,255	$2,234,444
Cost of revenue	2,490,130	1,026,581	4,567,597	1,964,771
Gross Profit	452,305	138,565	818,658	269,673
Operating Expenses:
Salaries and benefits	92,414	179,882	190,638	327,090
Stock-based compensation	290,573	-	290,573	-
Legal and professional fees	76,538	138,831	188,190	206,846
General and administrative	236,468	127,141	430,303	273,092
Total Operating Expenses	695,993	445,854	1,099,704	807,028
Operating loss	(243,688)	(307,289)	(281,046)	(537,355)
Other Income (Expense):
Interest expense	(46,889)	(30,451)	(148,522)	(79,337)
Initial derivative liability expense	(225,115)	-	(225,115)	-
Amortization of debt discount	(702,376)	-	(702,376)	-
Loss on legal settlements	-	-	(199,489)	(351,853)
Gain on convertible notes payable settlement	681,945	-	681,945	-
Gain on extinguishment of debt	2,700,737	-	2,700,737	-
Total Other Income (Expense)	2,408,302	(30,451)	2,107,180	(431,190)
Income (loss) from continuing operations before income taxes	2,164,614	(337,740)	1,826,134	(968,545)
Income taxes	-	-	-	-
Income (loss) from continuing operations	2,164,614	(337,740)	1,826,134	(968,545)
Discontinued operations (Note 12)
(Loss) Income from discontinued operations	-	(17,054)	-	100,701
Net income (loss)	$2,164,614	$(354,794)	$1,826,134	$(867,844)

Income (loss) per common share:
Income (loss) from continuing operations per common share - basic	$0.00	$(0.00)	$0.00	$(0.00)

Income (loss) from continuing operations per common share - diluted	$0.00	$(0.00)	$0.00	$(0.00)

(Loss) income from discontinued operations per common share - basic	$-	$(0.00)	$-	$0.00

(Loss) income from discontinued operations per common share - diluted	$-	$(0.00)	$-	$0.00

Income (loss) per common share - basic	$0.00	$(0.00)	$0.00	$(0.00)

Income (loss) per common share - diluted	$0.00	$(0.00)	$0.00	$(0.00)

Weighted average shares outstanding – basic	1,514,514,259	355,330,860	1,506,628,559	313,832,292

Weighted average shares outstanding – diluted	2,144,219,259	355,330,860	2,136,333,559	313,832,292

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-28

Verus International, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Six Months Ended April 30, 2019 and 2018

(Unaudited)

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid-In	Common Stock to be	Accumulated	Total Stockholder’s Equity
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	Capital	Issued	Deficit	(Deficit)
Balance, October 31, 2018	44,570,101	$44,570	-	$-	160,000	$160	1,500,000,000	$1,500,000	$22,545,691	$456,090	$(26,104,740)	$(1,558,229)
Shares issued under Exchange Agreement					295,801	296			1,208			1,504
Net loss											(338,478)	(338,478)
Balance, January 31, 2019	44,570,101	$44,570	-	$-	455,801	$456	1,500,000,000	$1,500,000	$22,546,899	$456,090	$(26,443,218)	$(1,895,204)
Shares issued under Monaker Settlement							152,029,899	152,030	304,060	(456,090)		-
Conversion of Preferred Stock C to Common Stock					(25,000)	(25)	2,500,000	2,500	(2,475)			-
Shares to be issued under stock based compensation									138,170			138,170
Relative fair value of warrants issued with convertible promissory notes									697,611			697,611
Shares to be issued under conversion of convertible promissory notes									(2,483,866)	1,458,244		(1,025,622)
Reduction of par value of Common and Preferred Stock								(1,652,875)	1,652,875			-
Net income											2,164,612	2,164,612
Balance, April 30, 2019	44,570,101	$44,570	-	$-	430,801	$431	1,654,529,899	$1,655	$22,853,274	$1,458,244	$(24,2789,606)	$79,568

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid-In	Other Comprehensive Income	Accumulated	Total Stockholder’s Equity
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	Capital	(Loss)	Deficit	(Deficit)
Balance, October 31, 2017	100,000	$100	-	$-	160,000	$160	249,369,810	$249,370	$22,409,041	$(53,285)	$(23,403,963)	$(798,577)
Shares Issued for Conversion of Promissory Notes							99,517,696	99,518	114,687			214,205
Shares issued under Monaker litigation settlement	44,470,101	44,470					10,559,890	10,560	275,150			330,180
Other comprehensive loss										(13,564)		(13,564)
Net loss											(507,006)	(507,006)
Balance, January 31, 2018	44,570,101	$44,570	-	$-	160,000	$160	359,447,396	$359,448	$22,798,878	$(66,849)	$(23,910,969)	$(774,762)
Common Stock retired from Nestbuilder							(4,163,315)	(4,163)	4,163			-
Other comprehensive income										61,712		61,712
Net loss											(361,050)	(361,050)
Balance, April 30, 2018	44,570,101	$44,570	-	$-	160,000	$160	355,284,081	$355,285	$22,803,041	$(5,137)	$(24,272,019)	$(1,074,100)

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-29

Verus International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	April 30,
	2019	2018
Cash flows from operating activities:
Net income (loss) from continuing operations	$1,826,134	$(968,545)
Net income from discontinued operations	-	100,701
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	897	-
Stock-based compensation	138,170	-
Initial derivative liability expense	225,115	-
Amortization of debt discount	702,376	10,330
Gain on convertible notes settlement	(681,944)	-
Gain on extinguishment of debt	(2,700,737)	-
Legal settlement settled in shares	-	289,483
Changes in operating assets and liabilities:
Increase in accounts receivable	(589,993)	(56,113)
(Increase) decrease in inventory	(162,272)	279,453
Increase in other assets	(1,226)	(109,665)
Increase (decrease) in accounts payable and accrued expenses	867,688	(266,429)
Decrease in due to officer	(2,000)	-
Net cash used in operating activities of continuing operations	(377,792)	(821,486)
Net cash provided by operating activities of discontinued operations	-	48,148
Net cash used in operating activities of continuing and discontinued operations	(377,792)	(773,338)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	1,960,319	683,000
Payments applied to convertible promissory notes	(1,118,049)	(118,000)
Net cash provided by financing activities of continuing operations	842,270	565,000

Net increase in cash	464,478	(208,338)
Cash at beginning of period	28,554	251,301

Cash at end of period	$493,032	$42,963

Supplemental disclosure:
Cash paid for interest	$81,260	$53,508

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-30

	For the Six Months Ended
	April 30,
	2019	2018
Supplemental disclosure of non-cash operating activity:

Settlement of accrued compensation through issuance of Series C Preferred Stock:
Value	$1,504	$-
Shares	295,801	-

Supplemental disclosure of non-cash investing and financing activity:

Initial recognition of relative fair value of warrant agreements as convertible promissory notes discount	$697,611	$-
Initial recognition of derivative liability as debt discount	$752,389	$-

Settlement of convertible notes payable, accrued interest and professional fees through issuance of Common Stock:
Value	$-	$214,205
Shares		99,517,696

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-31

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Organization and Nature of Business

Verus International, Inc., including its wholly-owned subsidiary, are collectively referred to herein as “Verus,” “VRUS”, “Company,” “us,” or “we.”

The Company was incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, the Company changed its name to Select Video, Inc. On October 24, 2007, the Company filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., the Company’s wholly-owned subsidiary, was merged with and into the Company and the Company changed its name to Webdigs, Inc.

On October 9, 2012, the Company consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which the Company received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of the Company’s newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, the Company filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., the Company’s wholly-owned subsidiary, was merged with and into the Company and the Company changed its name to RealBiz Media Group, Inc.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time.

Until July 31, 2018, the Company operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) the Company’s fully licensed real estate division (formerly known as Webdigs); (ii) the Company’s television media contracts division (Home Preview Channel /Extraordinary Vacation Homes); and (iii) the Company’s Real Estate Virtual Tour and Media group division (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of the Company’s programs was its proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. The Company provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and television. Once a home, personal or community video was created using the Company’s proprietary technology, it could be published to social media, emailed or distributed to multiple real estate websites, broadband or television for consumer viewing.

The Company entered into a Contribution and Spin-off Agreement with NestBuilder.com Corp. (“NestBuilder”) on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, the Company spun off its real estate division into NestBuilder. All of the Company’s stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of the Company owned. As a result of the spin-off of the real estate segment, all related assets and liabilities are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income (loss) from discontinued operations within the consolidated statements of operations and comprehensive income (loss).

Since August 1, 2018, the Company, through its wholly-owned subsidiary, Verus Foods, Inc. (“Verus Foods”), an international supplier of consumer food products, are focused on international consumer packaged goods, foodstuff distribution and wholesale trade. The Company’s fine food products are sourced in the United States and exported internationally. The Company markets consumer food products under its own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, in 2017, the Company focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical. During 2018, the Company added cold-storage facilities, and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff, with the goal to create vertical farm-to-market operations. The Company also begun to explore new consumer packaged goods (“CPG”) non-food categories, such as cosmetic and fragrances, for future product offerings.

F-32

 VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

The Company currently has a significant regional presence in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), with deep roots in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. The Company’s long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia and Australia.

Effective October 16, 2018, the Company changed its name from RealBiz Media Group, Inc. to Verus International, Inc. and its ticker symbol to “VRUS”.

On April 25, 2019 (the “Closing Date”), the Company entered into a stock purchase agreement with Big League Foods, Inc. (“BLF”) and James Wheeler, the sole stockholder of Big League Foods, Inc. (the “Seller”). Upon the closing of such acquisition, BLF became the Company’s wholly-owned subsidiary and the Company acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections.

Basis of Presentation

The unaudited interim consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management, are necessary to fairly state the Company’s financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (the “SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

The unaudited consolidated financial statements for the six months ended April 30, 2019 and 2018 include the operations of Verus MENA effective May 1, 2018, Verus Foods effective January 1, 2017, Gulf Agro Trading, LLC through April 30, 2018 (see Note 13), and Big League Foods, Inc. effective April 25, 2019. The historical operations of the Company’s real estate segment which were spun-off effective as of August 1, 2018, are reported as discontinued operations for the six months ended April 30, 2018. All significant intercompany accounts and transactions have been eliminated in the consolidation.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended October 31, 2018, contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2019. The results of operations for the six months ended April 30, 2019, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending October 31, 2019.

F-33

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, valuation of intangible assets, stock-based compensation and the deferred tax asset valuation allowance.

Reclassifications

Certain reclassifications have been made to prior year’s unaudited consolidated financial statements to enhance comparability with the current year’s unaudited consolidated financial statements, including, but not limited to, presenting the spin-off of the Company’s real estate segment as discontinued operations for the six months ended April 30, 2018.

Concentrations of Credit Risk

The Company’s food products accounts receivable, net and revenues are geographically concentrated with customers located in the GCC countries. In addition, significant concentrations exist with a limited number of customers. The loss of one or more of our top customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition.

The Company purchases substantially all of its food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which the Company purchases could adversely affect its operating results if the Company is unable to fully offset the effect of these increased costs through price increases, and the Company can provide no assurance that it will be able to pass along such increased costs to the Company’s customers. Furthermore, if the Company cannot obtain sufficient food products or its suppliers cease to be available, the Company could experience shortages in its food products or be unable to meet its commitments to customers. Alternative sources of food products, if available, may be more expensive. For periods in which the prices are declining, the Company may be required to write down its inventory carrying cost which, depending on the extent of the differences between market price and carrying cost, could have a material adverse effect on the Company’s consolidated results of operations and financial position.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at April 30, 2019 and October 31, 2018.

F-34

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses and such losses traditionally have been within its expectations. At April 30, 2019 and October 31, 2018, the Company determined there was no requirement for an allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of net realizable value, determined on the first-in, first-out basis, or cost. Net realizable value is based on estimated selling prices in the ordinary course of business less reasonably predictable costs of completion and transportation. All inventory are considered finished goods.

Intangible Asset

The Company amortizes its only intangible asset, a license with Major League Baseball Properties, Inc., on a straight-line basis over the estimated useful life of the license.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification (“ASC”) topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Revenue Recognition

Revenue is derived from the sale of food and beverage products. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 6).

Share-Based Compensation

The Company computes share based payments in accordance with ASC 718-10, Compensation (“ASC 718-10”). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment No. 107 (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

F-35

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Foreign Currency

The Company has one non-U.S. subsidiary, where the functional currency is not the U.S. dollar. The related assets and liabilities of this non-U.S. subsidiary have been translated using end of period exchange rates or historical exchange rates to the U.S. dollar.

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year-to-year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its October 31, 2018, 2017 and 2016 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the tax years ended October 31, 2018 and 2017.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the three and six months ended April 30, 2018 as we incurred a net loss for those periods. At April 30, 2019, there were outstanding warrants to purchase up to 623,705,000 shares of the Company’s common stock and approximately 6,000,000 shares of the Company’s common stock to be issued, which may dilute future EPS. At April 30, 2018, there were outstanding warrants to purchase up to 17,786,467 shares of the Company’s common stock and approximately 256,000,000 shares of the Company’s common stock to be issued, which may dilute future EPS.

Shipping and Handling Costs

Shipping and handling costs for freight expense on goods shipped are included in cost of sales. Freight expense on goods shipped for six months ended April 30, 2019 and 2018 was $178,360 and $67,421, respectively.

Concentrations, Risks and Uncertainties

The Company’s ongoing operations are related to the international food industries, and its prospects for success are tied indirectly to interest rates and the worldwide demand for the Company’s food and beverage products.

F-36

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Standards

Effective November 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in US GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted ASC 606 using the modified retrospective method, which did not have an impact on its consolidated financial statements. The Company expects the impact to net income of the new standard will be immaterial on an ongoing quarterly and annual basis. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. Refer to Note 6 for additional information regarding the Company’s adoption of ASC 606.

Effective November 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification on classifying a variety of activities within the statement of cash flows. The Company determined the adoption of ASU 2016-15 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which changes the presentation of restricted cash and cash equivalents on the statement of cash flows by including restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company determined the adoption of ASU 2016-18 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The Company determined the adoption of ASU 2017-01 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The Company determined the adoption of ASU 2017-09 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities (“ASU 2017-12”), which provides new guidance about income statement classification and eliminates the requirement to separately measure and report hedge ineffectiveness. The Company determined the adoption of ASU 2017-12 did not have a material impact on its consolidated financial statements.

F-37

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842, which amends certain aspects of the new lease standard). The Company is currently evaluating the impact of adopting ASU 2016-02 and ASU 2017-13 on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of November 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying unaudited consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred negative cash flows from operations of $377,792 for the six months ended April 30, 2019. At April 30, 2019, the Company had a working capital deficit of $242,534, and an accumulated deficit of $24,278,606. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this report, without additional debt or equity financing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months from the date of this report and to fund the growth of the food business, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

F-38

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 4: ASSET ACQUISITION

On April 25, 2019, the Company entered into a stock purchase agreement with BLF and James Wheeler, the sole stockholder of BLF. Pursuant to the terms of the stock purchase agreement, on the Closing Date, the Seller sold all of BLF’s outstanding capital stock, or 1,500 shares of common stock to the Company. Subsequent to the Closing Date, the Company paid the Seller $50,000 net of the aggregate amount of any pre-closing liabilities or obligations of BLF (other than the Assumed Company Obligations (as defined in the stock purchase agreement)) and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. Within ten business days from the date upon which the Company delivers its first invoice for the Product (as defined in the stock purchase agreement) to a customer, the Company will pay the Seller an additional $50,000 net of the Aggregate Liabilities and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations.

In addition, the Company will pay the Seller earnout payments in an amount not to exceed $5 million during the period commencing on the Closing Date through the quarter including December 31, 2022. During the Earnout Period the Seller will be entitled to receive a payment for each fiscal quarter based on the difference of the Operating Income (as defined in the stock purchase agreement) minus the Earnout Commission (as defined in the stock purchase agreement). If the Difference is a positive number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall equal the amount of the Earnout Commission. If the Difference is equal to zero or a negative number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall be equal to the Operating Income. During the Earnout Period, the Seller will be entitled to receive any portion of the Earnout Commission that was excluded from any prior Earnout Payment based on the Difference in the applicable fiscal quarter being a negative number; provided, however, no Catch-up Payment will be payable following the date on which the final Earnout Payment is made for the last fiscal quarter in the Earnout Period.

Upon the closing of such acquisition, BLF became the Company’s wholly-owned subsidiary and the Company acquired a license with MLB to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams.

The transaction was accounted for as an asset acquisition, with substantially all of the purchase consideration allocated to the license (see Note 5).

NOTE 5: INTANGIBLE ASSET – LICENSE, NET

Intangible asset - license, net, represents a license (the “License”) with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections. The License was acquired as part of the April 25, 2019 Stock Purchase Agreement (see Note 4) to purchase all of the outstanding capital stock of Big League Foods, Inc. The transaction was accounted for as an asset acquisition, with substantially all of the purchase consideration allocated to the License.

The purchase consideration to acquire the License totals $5,357,377, which consists of $50,000 cash paid subsequent to closing, $257,377 of accrued MLB License royalty fees that were assumed by the Company upon acquisition of the License (net of cash acquired of $350), and $5,050,000 cash that is contingently payable over time, through December 31, 2022, based on the future sales of MLB-branded products (see Note 10). The contingent consideration is recognized as an increase to the carrying amount of the License intangible asset when the payment becomes probable and estimable, net of any catch-up for amortization expense.

The net carrying amount of the License is as follows:

	April 30, 2019	October 31, 2018
Intangible asset – license, gross carrying amount	$307,377	$-
Less accumulated amortization	-	-
Intangible asset – license, net	$307,377	$-

The License is amortized on a straight-line basis over a useful life of 32 months, coinciding with the remaining contractual term of the License agreement, which terminates on December 31, 2021. Amortization expense is presented in cost of revenue. There was no amortization expense during the three and six months ended April 30, 2019 and April 30, 2018.

Future amortization expense related to the existing net carrying amount of the License as of April 30, 2019 is expected to be as follows:

Remainder of fiscal year 2019	$57,633
Fiscal year 2020	115,266
Fiscal year 2021	115,266
Fiscal year 2022	19,212

NOTE 6: REVENUE

The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

The adoption of ASC 606 resulted in no impact to the individual financial statement line items of the Company’s unaudited Condensed Consolidated Statements of Operations during the six months ended April 30, 2019.

Information about the Company’s net revenue by country is as follows:

	For the Three Months Ended		For the Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Kingdom of Saudi Arabia	$463,737	$289,745	$660,385	$409,323
Oman	198,732	91,397	398,251	183,110
Bahrain	195,460	101,436	507,449	317,507
United Arab Emirates	2,084,506	755,741	3,820,170	1,324,504
Net Revenue	$2,942,435	$1,238,319	$5,386,255	$2,234,444

F-39

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 7: CONVERTIBLE NOTES PAYABLE

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

On February 8, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “First Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $1,250,000 (the “First Note”) and a three-year warrant to purchase up to 925,925,925 shares (the “First Warrant”) of the Company’s common stock. The Company allocated a value of $573,389 to the three-year warrant based upon a relative fair value methodology. The note converts at 90% of the lowest sale price during the 30 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. Accordingly, the Company recorded a derivative liability of $842,676 and a debt discount of $676,611 and began amortizing the debt discount over the related term of the note. On March 6, 2019, the Company received a conversion notice from the First Investor, pursuant to which the principal amount of the First Note together with interest accrued thereon was to convert into an aggregate of 512,333,333 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the First Warrant was amended such that the First Warrant is exercisable for 500,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. As of March 6, 2019, the date the Company received the conversion notice, the Company did not have sufficient available shares of common stock to issue and therefore recorded the value of such shares at such date as Shares to be Issued within the unaudited consolidated balance sheets. On June 4, 2019, the Company issued the 512,333,333 shares of its common stock to the First Investor. In connection with the securities purchase agreement, the Company entered into a Registration Rights Agreement with the First Investor (the “First Registration Rights Agreement”), pursuant to which the Company is required to file a Registration Statement on Form S-1 (or Form S-3, if available) (the “Registration Statement”) covering the resale of the shares of common stock underlying the note and the warrant.

On February 11, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Second Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $200,000 (the “Second Note” and together with the First Note, the “Notes”) and a three-year warrant to purchase up to 148,148,148 shares (the “Second Warrant” and together with the First Warrant, the “Warrants”) of the Company’s common stock. The Company allocated a value of $124,222 to the three-year warrant based upon a relative fair value methodology. The note converts at 90% of the lowest sale price during the 30 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. Accordingly, the Company recorded a derivative liability of $134,828 and a debt discount of $75,778 and began amortizing the debt discount over the related term of the note. On March 6, 2019, the Company received a conversion notice from the Second Investor, pursuant to which the principal amount of the Second Note together with interest accrued thereon was to convert into an aggregate of 81,920,000 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the Second Warrant was amended such that the Second Warrant is exercisable for 80,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. As of March 6, 2019, the date the Company received the conversion notice, the Company did not have sufficient available shares of common stock to issue and therefore recorded the value of such shares at such date as Shares to be Issued within the unaudited consolidated balance sheets. On June 4, 2019, the Company issued the 81,920,000 shares of its common stock to the Second Investor. In connection with the securities purchase agreement, the Company entered into a Registration Rights Agreement with the Second Investor (the “Second Registration Rights Agreement”), pursuant to which the Company is required to file the Registration Statement covering the resale of the shares of common stock underlying the note and the warrant.

The Company filed the Registration Statement with the SEC on June 7, 2019.

Upon conversions of the Notes together with interest accrued thereon, and amendments of the Warrants, the related derivative liabilities and debt discounts were eliminated and the Company recorded a net gain on extinguishment of debt of $2,700,737, which is recorded within the unaudited consolidated statements of operations.

On February 8, 2019, the Company used a portion of the proceeds it received from the First Investor to pay off all convertible note holders at an aggregate amount less than the total amount due, which consisted of the principal amount of the notes, accrued interest, and penalties consisting of default principal and interest. The aggregate payment of $1,118,049 paid all convertible note holders in full and resulted in a gain on extinguishment of debt of $681,945.

On April 26, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Third Investor”) pursuant to which the Company issued and sold a convertible note in the principal amount of $600,000 (including a $90,000 original issuance discount). The note matures on November 12, 2019, bears interest at a rate of 5% per annum (increasing to 24% per annum upon the occurrence of an Event of Default (as defined in the note)) and is convertible into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to adjustment. The note may be prepaid by the Company at any time without penalty.

At April 30, 2019 and October 31, 2018, there was $510,000 and $1,497,126 of convertible notes payable outstanding, net of discounts of $90,000 and $4,765, respectively.

During the six months ended April 30, 2019 and 2018, amortization of debt discount amounted to $702,376 and $0, respectively.

During the six months ended April 30, 2019, $1,485,633 of convertible notes, including accrued interest, were converted into shares of the Company’s common stock and there were payments of an aggregate of $1,118,049 toward the outstanding balances of convertible notes.

F-40

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 8: NOTE PAYABLE

In connection with the closing of the transactions contemplated by the securities purchase agreement entered into with the First Investor, the Company entered into amendment no. 1 dated January 26, 2019 to the promissory note (the “Monaco Note”) issued in favor of the Donald P. Monaco Insurance Trust in the amount of $530,000, with an annual interest rate of 12%, whereby (i) the maturity date of the Monaco Note was amended from January 26, 2019 to January 26, 2020 and (ii) the Company agreed to use its best efforts to prepay the unpaid principal amount of the Monaco Note together with all accrued but unpaid interest thereon on or prior to March 31, 2019; provided, however, that the failure by the Company to prepay such amount by March 31, 2019 would not result in an event of default pursuant to the terms of the Monaco Note.

Subsequently, the Company entered into amendment no. 2 dated February 8, 2019 to the Monaco Note, whereby the maturity date of the Monaco Note was amended to November 8, 2019.

At April 30, 2019, the Company was in compliance with the terms of the Monaco Note.

NOTE 9: STOCKHOLDERS’ DEFICIT

The total number of shares of all classes of stock that the Company shall have the authority to issue is 7,625,000,000 shares consisting of 7,500,000,000 shares of common stock, $0.000001 par value per shares, of which 1,654,529,899 are issued at April 30, 2019 and 125,000,000 shares of preferred stock, par value $0.001 per share of which (A) 120,000,000 shares have been designated as Series A Convertible Preferred of which 44,570,101 are outstanding at April 30, 2019, (B) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, none of which are outstanding at April 30, 2019 and (C) 1,000,000 have been designated as Series C Convertible Preferred Stock, of which 430,801 shares are outstanding at April 30, 2019.

On January 11, 2019, stockholders holding a majority of the voting power of the Company’s issued and outstanding shares of voting stock, executed a written consent approving 1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of common stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the common stock and preferred stock to $0.000001 from $0.001 per share; and 2) granting discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of common stock of the Company, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Company may not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-400, and (Y) any Reverse Stock Split may not be completed later than January 11, 2020. On April 16, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized common stock from 1,500,000,000 shares to 7,500,000,000 shares and to decrease the par value of its common stock and preferred stock from $0.001 per share to $0.000001 per share. As of April 30, 2019, the Company has not effected any Reverse Stock Split.

Common Stock

On April 22, 2019, the Company issued 152,029,899 shares of its common stock to satisfy the settlement agreement by and among the Company, Monaker, American Stock Transfer & Trust Company, LLC and NestBuilder that was executed on or about December 22, 2017.

F-41

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ DEFICIT (continued)

At April 30, 2019, the Company was committed to issue warrants to purchase 37,500,000 shares of its common stock under the provisions of the employment agreement of its Chief Executive Officer.

At April 30, 2019, there were warrants to purchase up to 623,705,000 shares of the Company’s common stock outstanding and approximately 6,000,000 shares of the Company’s common stock to be issued which may dilute future EPS.

Common Stock Warrants

Under the provisions of the employment agreement with its Chief Executive Officer, the Company is committed to issue warrants to purchase shares of its common stock as follows:

●	For each $1 million in revenue generated by the Company, a warrant to purchase 7,500,000 shares of the Company’s common stock will be granted, until such time as the Chief Executive Officer owns 20% of the then-outstanding shares of common stock.
●	At the beginning of each calendar year, a warrant to acquire 3% of the Company’s outstanding common stock will be granted.

At April 30, 2019, there remained approximately 254,000,000 shares of the Company’s common stock, to be issued if earned, under the provisions of the Chief Executive Officer’s employment agreement, which would increase such ownership percentage of the Company’s common stock to the 20% limit.

The Company estimates the fair value of each award on the date of grant using a Black-Scholes option valuation model that uses the following assumptions for warrants earned during the six months ended April 30, 2019:

Expected volatility	0.54% - 2.39%
Weighted-average volatility	0.63%
Expected dividends	0%
Expected term (in years)	2.0
Risk-free rate	2.39% - 2.56%

The following table sets forth common share purchase warrants outstanding at April 30, 2019:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2018	123,761,716	$0.007	$0.00
Warrants granted and issued	1,691,574,073	$0.002	$0.00
Warrants exchanged	(1,191,630,789)	$(0.002)	$0.00
Outstanding, April 30, 2019	623,705,000	$0.003	$0.00

Common stock issuable upon exercise of warrants	623,705,000	$0.003	$0.00

Series A Convertible Preferred Stock

On February 8, 2019, the Company filed the Second Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Second Amended and Restated COD”) with the Delaware Secretary of State whereby the Company removed the anti-dilution protection for holders of Series A Convertible Preferred Stock and provided holders of such preferred stock with a right of participation in future financings.

Series C Convertible Preferred Stock

On December 28, 2018, the Board of Directors awarded the Company’s Chief Executive Officer 295,801 shares of Series C Preferred Stock, in exchange for 117,556,716 of his warrants to acquire shares of common stock and a 501,130 share common stock bonus as approved by the Company’s Board of Directors related to the Company’s fiscal 2018 performance.

On April 26, 2019, a shareholder converted 25,000 shares of Series C Preferred Stock into an aggregate of 2,500,000 shares of the Company’s common stock.

F-42

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 10: COMMITMENTS AND CONTINGENCIES

Litigation

On December 1, 2018, Mid-Atlantic CFO Advisory Services (“Mid-Atlantic”) commenced a lawsuit against Verus Foods, Inc. and Anshu Bhatnagar in the Fairfax Circuit Court, Case No. 2018-16824. This case stems from the Company’s use of Mid-Atlantic’s services for certain business transactions and the Company’s failure to pay for such services. On December 28, 2018, a Confirmation of Arbitration Award and Final Judgment Order was approved, awarding Mid-Atlantic an amount which included claimed services, attorney’s fees, arbitration costs and fees, and interest of 4% percent per annum from November 22, 2018. At April 30, 2019, the amount due to Mid-Atlantic under this judgment, including interest, was approximately $200,000 and is included within other income (expense) in the Company’s Unaudited Consolidated Statements of Operations for the six months ended April 30, 2019.

On April 4, 2019, Auctus Fund, LLC (“Auctus”) commenced a lawsuit against the Company in the United States District Court for the District of Massachusetts. This case stems from a securities purchase agreement and convertible note issued in May 2017, a securities purchase agreement and convertible note issued in July 2018, the spin-off of the Company’s real estate division into NestBuilder including the issuance of shares of NestBuilder in the spin-off to the Company’s stockholders and an inducement agreement, release and payoff agreement executed by the parties in February 2019 whereby the Company settled the balance of outstanding amounts owed to Auctus in consideration for cash and shares of NestBuilder. Auctus has requested that the court grant it injunctive and equitable relief and specific performance with respect to the Company’s obligations; determine that the Company is liable for all damages, losses and costs and award Auctus actual losses sustained; award Auctus costs including, but not limited to, costs required to prosecute the action including attorneys’ fees; and punitive damages. The Company intends to defend this matter and although the ultimate outcome cannot be predicted with certainty, based on the current information available, the Company does not believe the ultimate liability, if any, will have a material adverse effect on its financial condition or results of operations.

License Contingent Consideration

As described in Note 5, during April 2019 the Company acquired a License to sell MLB-branded frozen dessert products and confections as part of its acquisition of BLF. The consideration payable to the seller of BLF includes $5,050,000 of contingent consideration, of which $50,000 is due upon the initial sale of an MLB-branded product and of which $5,000,000 is to be paid over time, through December 31, 2022, based on future sales of MLB-branded products (the “Earnout”). The Earnout is payable on a quarterly basis at $1.00 per case sold for sales that have a minimum gross margin of 20% per case. The Earnout payable each quarter is limited in aggregate to the operating income of BLF; however, any amounts constrained due to this limit may be rolled forward to future periods and paid when there is sufficient excess operating income. The Company accrues for this contingent consideration when payment becomes both probable and estimable.

At April 30, 2019, no amounts were accrued for the License contingent consideration. However, the Company believes it is a reasonable possibility that the maximum amount of $5,050,000 will be paid over the term of the arrangement.

Guaranteed Minimum Royalties

The Company is obligated to pay royalties to certain vendors for the sale of products that contain their intellectual property. These royalty fees are based on a percentage of sales of the underlying products and are included in cost of revenue. The royalties also include certain guaranteed minimum payments. As of April 30, 2019, the Company’s total expected future obligation related to these guaranteed minimum payments was $1,715,000, of which the Company expects to pay $405,000, $530,000 and $780,000 during the fiscal years ending October 31, 2019, 2020, and 2021, respectively. Amounts accrued at April 30, 2019 relating to these guaranteed minimum payments totaled $257,727 and are included in accounts payable and accrued expenses.

Guaranteed Working Capital Funding

The Company is obligated to fund BLF up to $500,000 as may be required to achieve the projections set forth in the financial budget, unless mutually agreed by the Company and Seller. Such funding may be in a form of cash capital contributions, trade facilities and/or guarantees of the Company’s obligations to third parties. Such funding is required prior to a date that is six months following April 25, 2019.

Note 11: Segment reporting

Through July 31, 2018, the Company had two reportable segments: real estate and food products. On August 1, 2018, the real estate segment was spun-off into a separate public company, leaving the Company with only the food products segment (see Note 12).

NOTE 12: DISCONTINUED OPERATIONS

Through July 31, 2018, the Company operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) the Company’s fully licensed real estate division (formerly known as Webdigs); (ii) the Company’s TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) the Company’s Real Estate Virtual Tour and Media group (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of the Company’s programs was its proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. The Company provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and TV. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, email or distributed to multiple real estate websites, broadband or television for consumer viewing.

As a result of the spin-off of the Company’s real estate segment, all related assets and liabilities for periods prior to August 1, 2018 are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income from discontinued operations within the consolidated statements of operations.

F-43

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 12: DISCONTINUED OPERATIONS (continued)

The revenues and expenses associated with discontinued operations included in our Unaudited Consolidated Statements of Operations for the three and six months ended April 30, 2018 were as follows:

	Three Months Ended April 30, 2018
	Discontinued	Continuing	Total
Revenue	$76,560	$1,165,146	$1,241,706
Cost of revenue	19,800	1,026,581	1,046,381
Gross Profit	56,760	138,565	195,325
Operating Expenses:
Salaries and benefits	23,469	179,882	203,351
Selling and promotions expense	665	-	665
Legal and professional fees	29,449	138,831	168,280
General and administrative	36,463	127,141	163,604
Total Operating Expenses	90,046	445,854	535,900
Operating loss	(33,286)	(307,289)	(340,575)
Other Income (Expense):
Interest expense	(422)	(30,451)	(30,872)
Gain (Loss) on legal settlement of accounts payable and convertible debt	16,653	-	16,653
Total Other Income (Expense)	16,232	(30,451)	(14,219)
(Loss) income before income taxes	(17,054)	(337,740)	(354,794)
Income taxes	-	-	-
Net (loss) income	$(17,054)	$(337,740)	$(354,794)

	Six Months Ended April 30, 2018
	Discontinued	Continuing	Total
Revenue	$146,787	$2,234,444	$2,381,231
Cost of revenue	39,600	1,964,771	2,004,371
Gross Profit	107,187	269,673	376,860
Operating Expenses:
Salaries and benefits	58,844	327,090	385,934
Selling and promotions expense	798	-	798
Legal and professional fees	76,449	206,846	283,295
General and administrative	48,525	273,092	321,617
Total Operating Expenses	184,616	807,028	991,644
Operating loss	(77,429)	(537,355)	(614,784)
Other Income (Expense):
Interest expense	(893)	(79,337)	(80,230)
Gain (Loss) on legal settlement of accounts payable and convertible debt	179,023	(351,853)	(172,830)
Total Other Income (Expense)	178,130	(431,190)	(253,060)
(Loss) income before income taxes	100,701	(968,545)	(867,844)
Income taxes	-	-	-
Net (loss) income	$100,701	$(968,545)	$(867,844)

F-44

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(UNAUDITED)

NOTE 13: BUSINESS DIVESTITURE

On May 1, 2018, Verus MENA entered into a Share Purchase and Sale Agreement with the Purchaser pursuant to which Verus MENA sold 75 shares of Gulf Agro, representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro. This transaction benefited Verus MENA by providing Verus MENA with a broader license for product distribution and full control of all intellectual property rights.

NOTE 14: SUBSEQUENT EVENTS

On May 30, 2019, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued 41,666,666 shares of its common stock for aggregate gross proceeds of $500,000.

On May 30, 2019, the Company entered into a letter agreement with the First Investor, pursuant to which the principal amount of the First Note together with interest accrued thereon was converted into an aggregate of 512,333,333 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the First Warrant was amended such that the First Warrant is exercisable for 500,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. The Company issued the 512,333,333 shares of its common stock on June 4, 2019. See Note 7.

On May 30, 2019, the Company entered into a letter agreement with the Second Investor, pursuant to which the principal amount of the Second Note together with interest accrued thereon was converted into an aggregate of 81,920,000 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the Second Warrant was amended such that the Second Warrant is exercisable for 80,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. The Company issued the 81,920,000 shares of its common stock on June 4, 2019. See Note 7.

On June 1, 2019, the Board of Directors of Verus International, Inc. (the “Company”) appointed Christopher Cutchens as Chief Financial Officer of the Company, effective immediately.

F-45

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$1,666
Printing expenses	$10,000
Accounting fees and expenses	$3,000
Legal fees and expenses	$25,000
Blue sky fees	$10,000
Miscellaneous	$3,334
Total	$53,000

Item 14. Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and Bylaws (collectively, the “Charter Documents”) provide that, to the fullest extent permitted under the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s Charter Documents provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Pursuant to the Company’s Charter Documents, the Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified pursuant to the Company’s Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Item 15. Recent Sales of Unregistered Securities.

On June 1, 2016, we issued 421,500 shares of Common Stock as payment for accrued interest on certain convertible promissory notes at $0.10 per share.

On February 21, 2017, we issued Power Up Lending Group Ltd. (“Power Up”) a convertible note in the principal amount of $78,500.

On April 4, 2017, we issued Power Up a convertible note in the principal amount of $38,000.

On April 19, 2017, we issued JSJ Investments Inc. (“JSJ”) a convertible note in the principal amount of $125,000.

On April 27, 2017, we issued EMA Financial, LLC (“EMA”) an 8% convertible note in the principal amount of $100,000.

On May 17, 2017, we issued Auctus a convertible note in the principal amount of $130,000.

On June 15, 2017, we issued GS Capital Partners, LLC a convertible note in the principal amount of $82,000.

On June 20, 2017, we issued EMA a convertible note in the principal amount of $100,000.

On June 29, 2017, we issued Power Up a convertible note in the principal amount of $40,000.

On July 17, 2017, we issued Crossover Capital Fund II, LLC (“Crossover II”) a convertible note in the principal amount of $100,250.

On August 2, 2017, we issued JSJ an 8% convertible promissory note in the principal amount of $77,000.

On September 1, 2017, we issued Power Up a convertible note in the principal amount of $78,000.

On October 20, 2017, we issued Power Up a convertible note in the principal amount of $68,000.

On October 24, 2017, we issued Crossover Capital Fund I, LLC a convertible promissory note in the principal amount of $107,500 (which included an original issuance discount of $7,500).

On October 24, 2017, we issued Crossover II a convertible promissory note in the principal amount of $107,500 (which included an original issuance discount of $7,500).

On December 21, 2017, we issued EMA an 8% convertible note in the principal amount of $100,000.

On December 28, 2017, we issued Power Up a convertible promissory note in the principal amount of $53,000.

On January 26, 2018, we issued the Donald P. Monaco Insurance Trust a promissory note in the principal amount of $530,000.

On August 17, 2018, we issued Power Up a convertible note in the principal amount of $63,000.

On June 5, 2018, we issued Power Up a convertible note in the principal amount of $35,000.

On July 5, 2018, we issued Power Up a convertible note in the principal amount of $53,000.

On July 26, 2018, we issued Auctus a convertible note in the principal amount of $137,250 (which included an original issuance discount of $7,500).

On February 8, 2019, we issued an investor an 8% convertible promissory note in the original principal amount of $1,250,000 convertible into shares of Common Stock at a variable conversion price and a three-year warrant to purchase up to 925,925,925 shares of our Common Stock at a variable exercise price. On May 30, 2019, we issued 512,333,333 shares of Common Stock upon full conversion of the note and amended the warrant such that the holder is entitled to purchase up to 500,000,000 shares of our Common Stock at a fixed exercise price.

On February 11, 2019, we issued an investor an 8% convertible promissory note in the original principal amount of $200,000 convertible into shares of Common Stock at a variable conversion price and a three-year warrant to purchase up to 148,148,148 shares of our Common Stock at a variable exercise price. On May 30, 2019, we issued 81,920,000 shares of Common Stock upon full conversion of the note and amended the warrant such that the holder is entitled to purchase up to 80,000,000 shares of our Common Stock at a fixed exercise price.

On April 25, 2019, we issued an accredited investor a convertible promissory note in the principal amount of $600,000 (including a $90,000 original issuance discount).

On May 30, 2019, we issued an accredited investor 41,666,666 shares of Common Stock.

On February 1, 2019 and May 1, 2019, the Company issued the Chief Executive Officer warrants to purchase an aggregate of 37,500,000 shares of Common Stock to an officer of the Company for services rendered.

On July 1, 2019, the Company issued and sold a convertible note in the principal amount of $605,000 (including a $90,000 original issuance discount).

Unless otherwise indicated, the foregoing securities were offered and issued in reliance on the exemption from registration requirements under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 1, 2019.

VERUS INTERNATIONAL, INC.

/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anshu Bhatnagar	Chief Executive Officer and Chairman of the Board	August 1, 2019
Anshu Bhatnagar	(Principal Executive Officer)

/s/ Christopher Cutchens	Chief Financial Officer	August 1, 2019
Christopher Cutchens	(Principal Financial and Accounting Officer)

*	Director	August 1, 2019
Michael O’Gorman

*	Director	August 1, 2019
Thomas Butler Fore

*By:	/s/ Anshu Bhatnagar	Attorney-in-Fact	August 1, 2019
Anshu Bhatnagar

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 10-12b filed on June 20, 2008)
3.2	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of Form 10-12b filed on June 20, 2008)
3.3* *	Certificate of Ownership Merging Webdigs, Inc. with and into Select Video, Inc.
3.4	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.12 of Form 10-K filed on March 26, 2018)
3.5	Certificate of Ownership (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on October 15, 2012)
3.6	Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 of Form 10-K filed on February 13, 2015)
3.7	Certificate of Designations for Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.8 of Form 10-K filed on February 13, 2015)
3.8	Certificate of Designations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on May 8, 2015)
3.9	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 10, 2017)
3.10	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on February 27, 2018)
3.11	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on October 16, 2018)
3.12	Second Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on February 12, 2019)
3.13	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 of Form 10-12b filed on June 20, 2008)
3.14	Amendment No. 1 to Second Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 11, 2019)
3.15	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 18, 2019)
4.1+	2015 Stock Incentive Plan (Incorporated by reference to Exhibit 4.1 of Form S-8 filed on August 7, 2015)
4.2+	2018 Equity Incentive Plan (Incorporated by reference to Exhibit 4.2 of Form 10-K filed on March 19, 2019)
5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP as to the legality of securities being registered
10.1 +	Employment Agreement with Anshu Bhatnagar (Incorporated by reference to Exhibit 10.1 of Form 8-K/A filed on January 31, 2017)
10.2	Contribution and Spin-off Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on November 3, 2017)
10.3	First Amendment to Contribution and Spin-Off Agreement dated January 29, 2018 (Incorporated by reference to Exhibit 10.27 of Form 10-K filed on March 26, 2018)
10.4	Form of Note issued to Donald P. Monaco Insurance Trust on January 26, 2018 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 12, 2018)
10.5	Amendment No. 1 to Note issued to Donald P. Monaco Insurance Trust (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 12, 2019)
10.6	Amendment No. 2 to Note issued to Donald P. Monaco Insurance Trust (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2019)
10.7	Form of February 8th Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 11, 2019)
10.8	Form of February 8th Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 11, 2019)
10.9	Form of February 8th Warrant (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 11, 2019)

10.10	Form of February 8th 8% Convertible Promissory Note (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on February 11, 2019)
10.11	Form of February 11th Securities Purchase Agreement (Incorporated by reference to Exhibit 10.5 of Form 8-K filed on February 11, 2019)
10.12	Form of February 11th Registration Rights Agreement (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on February 11, 2019)
10.13	Form of February 11th Warrant (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on February 11, 2019)
10.14	Form of February 11th 8% Convertible Promissory Note (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on February 11, 2019)
10.15	Sublease between the Company and Buchanan Partners, LLC dated April 11, 2017 (Incorporated by reference to Exhibit 10.18 of Form 10-K filed on March 26, 2018)
10.16#	Sales Contract by and between Verus Foods, Inc. and Gulf ARGO Trading, LLC dated December 26, 2016 (Incorporated by reference to Exhibit 10.16 on Form 10-K filed on March 19, 2019)
10.17#	Exclusive Distribution Agreement by and between Verus Foods Inc. and Padrone General Trading LLC dated August 18, 2017 (Incorporated by reference to Exhibit 10.17 on Form 10-K filed on March 19, 2019)
10.18	Stock Purchase Agreement by and among Verus International, Inc., Big League Foods and James Wheeler (Incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 26, 2019)
10.19	Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on May 1, 2019)
10.20	5% Convertible Note (Incorporated by reference to Form 8-K filed on May 1, 2019)
10.21	Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on May 31, 2019)
10.22+	Employment Agreement by and between the Company and Christopher Cutchens (Incorporated by reference to Form 8-K filed on June 6, 2019)
14.1	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14.1 on Form 10-K filed on March 19, 2019)
16.1	Letter from D’Arelli Pruzansky, P.A. (Incorporated by reference to Exhibit 16.1 on Form 8-K filed on June 6, 2017)
21.1* *	List of Subsidiaries
23.1*	Consent of Assurance Dimensions
23.2*	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)
24.1 **	Power of Attorney

+ Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

* Filed herewith.

** Previously filed.

# The SEC has granted confidential treatment with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.